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CVS CAREMARK CORPORATION

AMENDMENT NO. 2 TO 2011 CREDIT AGREEMENT
AMENDMENT NO. 2 (this “Amendment”), dated as of May 23, 2013, to the Credit Agreement, dated as of May 12, 2011, by and among CVS Caremark Corporation (the “Borrower”), the Lenders party thereto, the Co-Syndication Agents and Co-Documentation Agents named therein, and The Bank of New York Mellon, as Administrative Agent, as amended by Amendment No. 1, dated as of November 22, 2011 (the “Credit Agreement”).

Except as otherwise provided herein, capitalized terms used herein which are not defined herein shall have the meanings set forth in the Credit Agreement.
In consideration of the covenants, conditions and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and pursuant to Section 11.1 of the Credit Agreement, the parties hereto hereby agree as follows:

1.The Credit Agreement is hereby amended and restated in its entirety in the form of Exhibit A attached hereto (the “Amended and Restated Credit Agreement”).
2.    This Amendment and the Amended and Restated Credit Agreement shall become effective on and as of the date (the “Amended and Restated Effective Date”) that the following conditions shall have been satisfied:

(a)    Amendment.    The Administrative Agent shall have received counterparts of this Amendment executed by the Borrower and the Administrative Agent, together with the written consent of each Lender listed as a Continuing Lender on Schedule A attached hereto (each a “Continuing Lender”) and the written consent of each Lender listed as a Non-Continuing Lender on Schedule B attached hereto (each a “Non-Continuing Lender”).
(a)    Amended and Restated Credit Agreement.    The Administrative Agent shall have received counterparts of the Amended and Restated Credit Agreement executed by the Borrower, the Administrative Agent and the Continuing Lenders.
(c)    Notes.    The Administrative Agent shall have received a Note, executed by the Borrower, for each Continuing Lender that shall have requested one, provided that, if such Continuing Lender shall have received a prior Note under the Credit Agreement, such Continuing Lender shall deliver to the Administrative Agent such prior Note in connection with such request, which prior Note, simultaneously with the Amended and Restated Effective Date and the delivery by the Borrower to the Administrative Agent, on behalf of such Continuing Lender, of the requested Note, shall be deemed cancelled, following which the Administrative Agent shall deliver such prior Note to the Borrower.
(a)    Corporate Action.    The Administrative Agent shall have received a certificate, dated the Amended and Restated Effective Date, of the Secretary or an Assistant Secretary

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of the Borrower (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing all other necessary corporate action (in form and substance reasonably satisfactory to the Administrative Agent) taken by the Borrower to authorize this Amendment, the Amended and Restated Credit Agreement, the Loan Documents and the transactions contemplated hereby and thereby, (ii) attaching a true and complete copy of its Certificate of Incorporation and By‑Laws, (iii) setting forth the incumbency of the officer or officers of the Borrower who may sign this Amendment, the Amended and Restated Credit Agreement and the Loan Documents, and any other certificates, requests, notices or other documents now or in the future required hereunder or thereunder, and (iv) attaching a certificate of good standing of the Secretary of State of the State of Delaware.
(b)    Opinion of Counsel to the Borrower.    The Administrative Agent shall have received:
(i)    an opinion of Thomas Moffatt, counsel to the Borrower, dated the Amended and Restated Effective Date, and in the form of Exhibit D‑1 to the Amended and Restated Credit Agreement; and
(ii)    an opinion of Davis Polk & Wardwell LLP, special counsel to the Borrower, dated the Amended and Restated Effective Date, and in the form of Exhibit D‑2 to the Amended and Restated Credit Agreement.
(c)    Existing 2013 Credit Agreement.    The Existing 2013 Credit Agreement (as defined in the Amended and Restated Credit Agreement) shall have become effective.
(d)    Repayment of Loans under Credit Agreement.    Each Continuing Lender and each Non-Continuing Lender shall have received, or the Administrative Agent shall have received on its behalf, payment in full of (i) the principal amount of, and all accrued interest on, the Loans and Swing Line Participation Amounts (if any) of each Continuing Lender and each Non-Continuing Lender outstanding under the Credit Agreement on the Amended and Restated Effective Date, together with any amounts payable under Section 3.5 of the Credit Agreement as a result of the payment of such principal prior to the last day of the applicable Interest Period applicable thereto, (ii) the accrued and unpaid Facility Fees and Letter of Credit Participation Fees owing to each Continuing Lender and each Non-Continuing Lender under the Credit Agreement on the Amended and Restated Effective Date, and (iii) all drawings on all Letters of Credit that have been funded by (and not reimbursed to) each Continuing Lender and each Non-Continuing Lender under the Credit Agreement, together with all accrued and unpaid interest with respect thereto on the Amended and Restated Effective Date.
(e)    No Default and Representations and Warranties.    The Administrative Agent shall have received a certificate, dated the Amended and Restated Effective Date, of the Senior Vice President and Treasurer of the Borrower certifying that there shall exist no Default or Event of Default and that the representations and warranties contained in the

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Amended and Restated Credit Agreement shall be true and correct on the Amended and Restated Effective Date.
(f)    Fees.    The Administrative Agent shall have received all fees and other amounts due and payable to it, including the upfront fees payable to the Continuing Lenders in respect of the Amended and Restated Credit Agreement, on or prior to the Amended and Restated Effective Date.

Notwithstanding the foregoing, this Amendment and the Amended and Restated Credit Agreement shall not become effective or be binding on any party hereto unless all of such conditions are satisfied not later than June 14, 2013.

3.    Each Non-Continuing Lender, by its execution of this Amendment as a Non-Continuing Lender, shall be deemed, as of the Amended and Restated Effective Date and thereafter, (i) to have a Commitment Amount of $0 under the Credit Agreement and not to be a Lender under the Credit Agreement and (ii) not to be a Lender under the Amended and Restated Credit Agreement.
4.    Except as amended hereby, the Credit Agreement and the other Loan Documents shall remain in full force and effect. For the avoidance of doubt, this Amendment shall constitute a Loan Document.
5.    This Amendment may be executed in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of this Amendment to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Amendment signed by all of the parties hereto shall be lodged with each of the Borrower and The Bank of New York Mellon, as Administrative Agent. Any party to this Amendment may rely upon the signatures of any other party hereto which are transmitted by fax or other electronic means to the same extent as if originally signed.
6.    This Amendment shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

[signature pages follow]

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The parties have caused this Amendment to be duly executed as of the date first written above.

CVS CAREMARK CORPORATION

By:
Name: Carol A. DeNale
Title: Senior Vice President and Treasurer

THE BANK OF NEW YORK MELLON, as Administrative Agent

By:
Name:
Title:

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The undersigned Continuing Lender hereby consents to Amendment No. 2 to the Credit Agreement.
____________________________________

By:
Name:
Title:

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The undersigned Non-Continuing Lender hereby consents to Amendment No. 2 to the Credit Agreement.
____________________________________

By:
Name:
Title:

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SCHEDULE A
LIST OF CONTINUING LENDERS

The Bank of New York Mellon
Bank of America, N.A.
Wells Fargo Bank, N.A.
Barclays Bank PLC
JPMorgan Chase Bank, N.A.
Royal Bank of Canada
The Royal Bank of Scotland plc
SunTrust Bank
U.S. Bank National Association
Fifth Third Bank
KeyBank National Association
Mizuho Corporate Bank, Ltd.
Sumitomo Mitsui Banking Corporation
Branch Banking and Trust Company
PNC Bank, National Association
Sovereign Bank N.A.
TD Bank, N.A.
The Bank of Tokyo-Mitsubishi UFJ, Ltd., New York Branch
The Northern Trust Company
Capital One, N.A.
Regions Bank
Manufacturers and Traders Trust Company

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SCHEDULE B
LIST OF NON-CONTINUING LENDERS

Comerica Bank
Deutsche Bank AG New York Branch
Industrial & Commercial Bank of China
Morgan Stanley Senior Funding, Inc.

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EXHIBIT A
FORM OF AMENDED AND RESTATED CREDIT AGREEMENT

AMENDED AND RESTATED CREDIT AGREEMENT

by and among
CVS CAREMARK CORPORATION,
THE LENDERS PARTY HERETO,
BARCLAYS BANK PLC and JPMORGAN CHASE BANK, N.A.,
as Co-Syndication Agents,

BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A.,
as Co-Documentation Agents,
and
THE BANK OF NEW YORK MELLON,
as Administrative Agent

Dated as of May 23, 2013

THE BANK OF NEW YORK MELLON,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
and
WELLS FARGO SECURITIES, LLC,
as Joint Lead Arrangers
THE BANK OF NEW YORK MELLON,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
BARCLAYS BANK PLC, J.P. MORGAN SECURITIES LLC
and
WELLS FARGO SECURITIES, LLC
as Joint Bookrunners

TABLE OF CONTENTS

1.DEFINITIONS AND PRINCIPLES OF CONSTRUCTION    1
1.1Definitions    1
1.2Principles of Construction    19
1.3Amendment and Restatement    20
2.AMOUNT AND TERMS OF LOANS    21
2.1Revolving Credit Loans    21
2.2Swing Line Loans    21
2.3Notice of Borrowing Revolving Credit Loans and Swing Line Loans    23
2.4Competitive Bid Loans and Procedure    24
2.5Use of Proceeds    26
2.6Termination, Reduction or Increase of Commitments    26
2.7Prepayments of Loans    28
2.8Letter of Credit Sub‑facility    29
2.9Letter of Credit Participation    30
2.10Absolute Obligation with respect to Letter of Credit Payments    31
2.11Notes    31
2.12Extension of Commitment Termination Date    32
2.13Defaulting Lenders    33
3.PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES    35
3.1Disbursement of the Proceeds of the Loans    35
3.2Payments    36

CVS Caremark 2013 Amended and Restated Credit Agreement

3.3Conversions; Other Matters    37
3.4Interest Rates and Payment Dates    38
3.5Indemnification for Loss    40
3.6Reimbursement for Costs, Etc.    40
3.7Illegality of Funding    41
3.8Option to Fund; Substituted Interest Rate    42
3.9Certificates of Payment and Reimbursement    43
3.10Taxes; Net Payments    43
3.11Facility Fees    46
3.12Letter of Credit Participation Fee    47
3.13Replacement of Lender    47
4.REPRESENTATIONS AND WARRANTIES    48
4.1Existence and Power    48
4.2Authority    48
4.3Binding Agreement    49
4.4Litigation    49
4.5No Conflicting Agreements    49
4.6Taxes    49
4.7Compliance with Applicable Laws; Filings    50
4.8Governmental Regulations    50
4.9Federal Reserve Regulations; Use of Proceeds    50
4.10No Misrepresentation    51

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CVS Caremark 2013 Amended and Restated Credit Agreement

4.11Plans    51
4.12Environmental Matters    51
4.13Financial Statements    52
5.[INTENTIONALLY OMITTED]    52
6.CONDITIONS OF LENDING ‑ ALL LOANS AND LETTERS OF CREDIT    52
6.1Compliance    52
6.2Requests    53
6.3Loan Closings    53
7.AFFIRMATIVE COVENANTS    53
7.1Legal Existence    53
7.2Taxes    53
7.3Insurance    54
7.4Performance of Obligations    54
7.5Condition of Property    54
7.6Observance of Legal Requirements    54
7.7Financial Statements and Other Information    54
7.8Records    56
7.9Authorizations    56
8.NEGATIVE COVENANTS    56
8.1Subsidiary Indebtedness    56
8.2Liens    57

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CVS Caremark 2013 Amended and Restated Credit Agreement

8.3Dispositions    57
8.4Merger or Consolidation, Etc.    58
8.5Acquisitions    58
8.6Restricted Payments    58
8.7Limitation on Upstream Dividends by Subsidiaries    58
8.8Limitation on Negative Pledges    59
8.9Ratio of Consolidated Indebtedness to Total Capitalization    59
9.DEFAULT    60
9.1Events of Default    60
9.2Remedies    62
10.AGENT    63
10.1Appointment and Authority    63
10.2Rights as a Lender    63
10.3Exculpatory Provisions    63
10.4Reliance by Administrative Agent    64
10.5Delegation of Duties    65
10.6Resignation of Administrative Agent    65
10.7Non‑Reliance on Administrative Agent and Other Credit Parties    66
10.8No Other Duties, etc.    66
11.OTHER PROVISIONS    66
11.1Amendments, Waivers, Etc.    66

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CVS Caremark 2013 Amended and Restated Credit Agreement

11.2Notices    67
11.3No Waiver; Cumulative Remedies    70
11.4Survival of Representations and Warranties    70
11.5Payment of Expenses and Taxes; Indemnified Liabilities    70
11.6Lending Offices    71
11.7Successors and Assigns    71
11.8Counterparts; Electronic Execution of Assignments    74
11.9Set‑off and Sharing of Payments    75
11.10Indemnity    76
11.11Governing Law    77
11.12Severability    77
11.13Integration    77
11.14Treatment of Certain Information    77
11.15Acknowledgments    78
11.16Consent to Jurisdiction    78
11.17Service of Process    78
11.18No Limitation on Service or Suit    78
11.19WAIVER OF TRIAL BY JURY    79
11.20Effective Date    79
11.21Patriot Act Notice    79
11.22No Fiduciary Duty    79

(v)
CVS Caremark 2013 Amended and Restated Credit Agreement

EXHIBITS

Exhibit	A	List of Commitments
Exhibit	B	Form of Note
Exhibit	C	Form of Borrowing Request
Exhibit	D‑1	Form of Opinion of Counsel to the Borrower
Exhibit	D‑2	Form of Opinion of Special Counsel to the Borrower
Exhibit	E	Form of Assignment and Assumption
Exhibit	F	Form of Competitive Bid Request
Exhibit	G	Form of Invitation to Bid
Exhibit	H	Form of Competitive Bid
Exhibit	I	Form of Competitive Bid Accept/Reject Letter
Exhibit	J	Form of Letter of Credit Request
Exhibit	K	Form of Commitment Increase Supplement

(vi)
CVS Caremark 2013 Amended and Restated Credit Agreement

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AMENDED AND RESTATED CREDIT AGREEMENT, dated as of May 23, 2013, by and among CVS CAREMARK CORPORATION, a Delaware corporation (the “Borrower”), the Lenders party hereto from time to time (each a “Lender” and, collectively, the “Lenders”), BARCLAYS BANK PLC (“Barclays”) and JPMORGAN CHASE BANK, N.A., as co-syndication agents (in such capacity, each a “Co-Syndication Agent” and, collectively, the “Co-Syndication Agents”), BANK OF AMERICA, N.A. and WELLS FARGO BANK, N.A., as co-documentation agents (in such capacity, each a “Co-Documentation Agent” and, collectively, the “Co-Documentation Agents”), and THE BANK OF NEW YORK MELLON (“BNY Mellon”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”).

CVS Caremark 2013 Amended and Restated Credit Agreement

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1.	DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

1.1	Definitions
When used in any Loan Document (as defined below), each of the following terms shall have the meaning ascribed thereto unless the context otherwise specifically requires:
“ABR Advances”: the Revolving Credit Loans (or any portions thereof) at such time as they (or such portions) are made or are being maintained at a rate of interest based upon the Alternate Base Rate.
“Accumulated Funding Deficiency”: as defined in Section 302 of ERISA.
“Acquisition”: with respect to any Person, the purchase or other acquisition by such Person, by any means whatsoever, of (a) stock of, or other equity securities of, any other Person if, immediately thereafter, such other Person would be either a consolidated subsidiary of such Person or otherwise under the control of such Person, or (b) any business, going concern or division or segment thereof, or all or substantially all of the assets thereof, provided that no redemption, retirement, purchase or acquisition by any Person of the stock or other equity securities of such Person shall be deemed to constitute an Acquisition.
“Administrative Agent”: as defined in the preamble.
“Administrative Questionnaire”: an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Advance”: as defined in Section 3.8(b).
“Affiliate”: with respect to any Person at any time and from time to time, any other Person (other than a wholly‑owned subsidiary of such Person) which, at such time (a) controls such Person, (b) is controlled by such Person or (c) is under common control with such Person. The term “control”, as used in this definition with respect to any Person, means the power, whether direct or indirect through one or more intermediaries, to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by contract or otherwise.
“Aggregate Commitment Amount”: at any time, the sum of the Commitment Amounts of the Lenders at such time under this Agreement. The Aggregate Commitment Amount on the Effective Date is $1,250,000,000.
“Aggregate Credit Exposure”: at any time, the sum at such time of (a) the aggregate Committed Credit Exposure of the Lenders at such time under this Agreement and (b) the aggregate outstanding principal balance of all Competitive Bid Loans at such time under this Agreement.
“Agreement”: this Amended and Restated Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

CVS Caremark 2013 Amended and Restated Credit Agreement

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“Alternate Base Rate”: for any day, a rate per annum equal to the greatest of (1) the BNY Mellon Rate in effect on such day, (1) 0.50% plus the Federal Funds Effective Rate (rounded, if necessary, to the nearest l/100th of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) in effect on such day, and (1) the Eurodollar Rate in effect on such day for a one month interest period commencing on such day (or if such day is not a Domestic Business Day, the immediately preceding Domestic Business Day), calculated in the manner provided in the definition of “Eurodollar Rate”, plus 1%. Any change in the Alternate Base Rate due to a change in the BNY Mellon Rate, the Federal Funds Effective Rate or the Eurodollar Rate shall be effective from and including the effective date of such change in the BNY Mellon Rate, the Federal Funds Effective Rate or the Eurodollar Rate, respectively. If for any reason the Administrative Agent shall determine (which determination shall be conclusive absent clearly demonstrable error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Alternate Base Rate shall be determined without regard to clause (b) until the circumstances giving rise to such inability no longer exist.
“Applicable Margin”: (i) with respect to the unpaid principal balance of ABR Advances, the applicable percentage set forth below in the column entitled “ABR Advances”, (ii) with respect to the unpaid principal balance of Eurodollar Advances, the applicable percentage set forth below in the column entitled “Eurodollar Advances”, (iii) with respect to the Facility Fee, the applicable percentage set forth below in the column entitled “Facility Fee”, (iv) with respect to the Letter of Credit Participation Fee payable in respect of standby Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Standby”, and (v) with respect to the Letter of Credit Participation Fee payable in respect of commercial Letters of Credit, the applicable percentage set forth below in the column entitled “Participation Fee - Commercial”, in each case opposite the applicable Pricing Level:

Pricing Level	ABR Advances	Eurodollar Advances	Facility Fee	Participation Fee - Standby	Participation Fee – Commercial
Pricing Level I	0.000%	0.795%	0.080%	0.795%	0.3975%
Pricing Level II	0.000%	0.900%	0.100%	0.900%	0.4500%
Pricing Level III	0.000%	1.000%	0.125%	1.000%	0.5000%
Pricing Level IV	0.100%	1.100%	0.150%	1.100%	0.5500%
Pricing Level V	0.300%	1.300%	0.200%	1.300%	0.6500%
Pricing Level VI	0.500%	1.500%	0.250%	1.500%	0.7500%

Decreases in the Applicable Margin resulting from a change in Pricing Level shall become effective upon the delivery by the Borrower to the Administrative Agent of a notice pursuant to Section 7.7(d). Increases in the Applicable Margin resulting from a change in Pricing Level shall become effective on the effective date of any downgrade or withdrawal in the rating by Moody’s or S&P of the senior unsecured long term debt rating of the Borrower.

CVS Caremark 2013 Amended and Restated Credit Agreement

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“Approved Fund”: any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business that is administered or managed by (1) a Lender, (1) an Affiliate of a Lender or (1) an entity or an Affiliate of an entity that administers or manages a Lender.
“Assignment and Assumption”: an assignment and assumption entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 11.7(b)), and accepted by the Administrative Agent, in substantially the form of Exhibit E or any other form approved by the Administrative Agent.
“Benefited Lender”: as defined in Section 11.9(b).
“BNY Mellon”: as defined in the preamble.
“BNY Mellon Rate”: a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY Mellon from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.
“Borrower”: as defined in the preamble.
“Borrower Materials”: as defined in Section 7.7.
“Borrowing Date”: (i) in respect of Revolving Credit Loans, any Domestic Business Day or Eurodollar Business Day, as the case may be, on which the Lenders shall make Revolving Credit Loans pursuant to a Borrowing Request or pursuant to a Mandatory Borrowing, (ii) in respect of Competitive Bid Loans, any Domestic Business Day on which a Lender shall make a Competitive Bid Loan pursuant to a Competitive Bid Request, (iii) in respect of Swing Line Loans, any Domestic Business Day on which the Swing Line Lender shall make a Swing Line Loan pursuant to a Borrowing Request and (iv) in respect of Letters of Credit, any Domestic Business Day on which the Issuer shall issue a Letter of Credit pursuant to a Letter of Credit Request.
“Borrowing Request”: a request for Revolving Credit Loans or Swing Line Loans in the form of Exhibit C.
“Change of Control”: any of the following:
(i)    any Person or group (as such term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended), (a) shall have or acquire beneficial ownership of securities having 30% or more of the ordinary voting power of the Borrower or (b) shall possess, directly or indirectly, the power to direct or cause the direction of the management and policies of the Borrower, whether through the ownership of voting securities, by contract or otherwise; or
(ii)    the Continuing Directors shall cease for any reason to constitute a majority of the board of directors of the Borrower then in office.

CVS Caremark 2013 Amended and Restated Credit Agreement

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“Co-Documentation Agent” and Co-Documentation Agents”: as defined in the preamble.
“Commitment”: in respect of any Lender, such Lender’s undertaking to make Revolving Credit Loans, subject to the terms and conditions hereof, in an aggregate outstanding principal amount not to exceed the Commitment Amount of such Lender.
“Commitment Amount”: at any time and with respect to any Lender, the amount set forth adjacent to such Lender’s name under the heading “Commitment Amount” in Exhibit A at such time or, in the event that such Lender is not listed on Exhibit A, the “Commitment Amount” which such Lender shall have assumed from another Lender in accordance with Section 11.7 on or prior to such time, as the same may be adjusted from time to time pursuant to Section 2.6 and Section 11.7.
“Commitment Increase Supplement”: a Commitment Increase Supplement substantially in the form of Exhibit K.
“Commitment Percentage”: at any time and with respect to any Lender, a fraction the numerator of which is such Lender’s Commitment Amount at such time, and the denominator of which is the Aggregate Commitment Amount at such time.
“Commitment Period”: the period commencing on the Effective Date and ending on the Commitment Termination Date, or on such earlier date as all of the Commitments shall have been terminated in accordance with the terms hereof.
“Commitment Termination Date”: the earlier of (i) May 23, 2016 (subject to extension as provided in Section 2.12) and (ii) the date on which the Loans shall become due and payable, whether by acceleration, notice of intention to prepay or otherwise.
“Committed Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the outstanding principal balance of such Lender’s Revolving Credit Loans, (b) the Swing Line Exposure of such Lender and (c) the Letter of Credit Exposure of such Lender.
“Compensatory Interest Payment”: as defined in Section 3.4(c).
“Competitive Bid”: an offer by a Lender, in the form of Exhibit H, to make one or more Competitive Bid Loans.
“Competitive Bid Accept/Reject Letter”: a notification made by the Borrower pursuant to Section 2.4(d) in the form of Exhibit I.
“Competitive Bid Loan”: as defined in Section 2.4(a).
“Competitive Bid Rate”: as to any Competitive Bid made by a Lender pursuant to Section 2.4(b), the fixed rate of interest (which shall be expressed in the form of a decimal to no more than four decimal places) offered by such Lender and accepted by the Borrower.

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“Competitive Bid Request”: a request by the Borrower, in the form of Exhibit F, for Competitive Bids.
“Competitive Interest Period”: as to any Competitive Bid Loan, the period commencing on the date of such Competitive Bid Loan and ending on the date requested in the Competitive Bid Request with respect thereto, which shall not be earlier than 3 days after the date of such Competitive Bid Loan or later than 180 days after the date of such Competitive Bid Loan, provided that if any Competitive Interest Period would end on a day other than a Domestic Business Day, such Interest Period shall be extended to the next succeeding Domestic Business Day, unless such next succeeding Domestic Business Day would be a date on or after the Commitment Termination Date, in which case such Competitive Interest Period shall end on the next preceding Domestic Business Day. Interest shall accrue from and including the first day of a Competitive Interest Period to but excluding the last day of such Competitive Interest Period.
“Consolidated”: the Borrower and the Subsidiaries on a consolidated basis in accordance with GAAP.
“Contingent Obligation”: as to any Person (the “secondary obligor”), any obligation of such secondary obligor (a) guaranteeing or in effect guaranteeing any return on any investment made by another Person, or (b) guaranteeing or in effect guaranteeing any Indebtedness, lease, dividend or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of such secondary obligor, whether or not contingent, (i) to purchase any such primary obligation or any Property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase Property, securities or services primarily for the purpose of assuring the beneficiary of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (iv) otherwise to assure or hold harmless the beneficiary of such primary obligation against loss in respect thereof, and (v) in respect of the Indebtedness of any partnership in which such secondary obligor is a general partner, except to the extent that such Indebtedness of such partnership is nonrecourse to such secondary obligor and its separate Property, provided that the term “Contingent Obligation” shall not include the indorsement of instruments for deposit or collection in the ordinary course of business.
“Continuing Director”: any member of the board of directors of the Borrower who (i) is a member of that board of directors on the Effective Date or (ii) was nominated for election by the board of directors a majority of whom were directors on the Effective Date or whose election or nomination for election was previously approved by one or more of such directors.
“Control Person”: as defined in Section 3.6.
“Convert”, “Conversion” and “Converted”: each, a reference to a conversion pursuant to Section 3.3 of one Type of Revolving Credit Loan into another Type of Revolving Credit Loan.

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“Costs”: as defined in Section 3.6.
“Co-Syndication Agent” and Co-Syndication Agents”: as defined in the preamble.
“Credit Exposure”: with respect to any Lender at any time, the sum at such time of (a) the Committed Credit Exposure of such Lender at such time under this Agreement and (b) the outstanding principal balance of all Competitive Bid Loans of such Lender at such time under this Agreement.
“Credit Parties” means the Administrative Agent, the Co-Syndication Agents, the Co-Documentation Agents, the Swing Line Lender, the Issuer and the Lenders.
“Default”: any of the events specified in Section 9.1, whether any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.
“Defaulting Lender”: any Lender, as reasonably determined by the Administrative Agent, that has (1) failed to fund any portion of its Loans or participations in Letters of Credit or Swing Line Loans within three Domestic Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (1) notified the Borrower or any Credit Party in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or generally under other agreements in which it commits to extend credit, unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (1) failed, three Domestic Business Days after written request by the Administrative Agent (based on the reasonable belief that it may not fulfill its funding obligation), to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swing Line Loans, provided that such Lender shall cease to be a Defaulting Lender under this clause (c) upon receipt by the Administrative Agent of such confirmation, (1) otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within three Domestic Business Days of the date when due, unless the subject of a good faith dispute, or (1) (1) become or is insolvent or has a parent company that has become or is insolvent or (1) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, interim receiver, receiver and manager, administrator, liquidator, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment, provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership

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interest in such Lender or its parent company, or of the exercise of control over such Lender or any Person controlling such Lender, by a Governmental Authority or instrumentality thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any agreements made by such Lender.
“Disposition”: with respect to any Person, any sale, assignment, transfer or other disposition by such Person by any means, of:
(a)    the Stock of, or other equity interests of, any other Person,
(b)    any business, operating entity, division or segment thereof, or
(c)    any other Property of such Person, other than (i) the sale of inventory (other than in connection with bulk transfers), (ii) the disposition of equipment and (iii) the sale of cash investments.
“Dividend Restrictions”: as defined in Section 8.7.
“Dollar” or “$”: lawful currency of the United States of America.
“Domestic Business Day”: any day other than a Saturday, Sunday or a day which in New York City is a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close.
“Effective Date”: as defined in Section 11.20.
“Eligible Assignee”: a Person that is a permitted assignee under Section 11.7(b) that has received the consent of each party whose consent is required under Section 11.7(b).
“Employee Benefit Plan”: an employee benefit plan, within the meaning of Section 3(3) of ERISA, maintained, sponsored or contributed to by the Borrower, any Subsidiary or any ERISA Affiliate.
“Environmental Laws”: all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability”: as to any Person, any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of such Person directly or indirectly resulting from or based upon (1) violation of any Environmental Law, (1) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (1) exposure to any Hazardous Materials, (1) the release or threatened release of any Hazardous Materials into the environment or (1) any contract, agreement or other

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consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“ERISA”: the Employee Retirement Income Security Act of 1974, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.
“ERISA Affiliate”: when used with respect to an Employee Benefit Plan, ERISA, the PBGC or a provision of the Internal Revenue Code pertaining to employee benefit plans, any Person that is a member of any group of organizations within the meaning of Sections 414(b) or (c) of the Internal Revenue Code or, solely with respect to the applicable provisions of the Internal Revenue Code, Sections 414(m) or (o) of the Internal Revenue Code, of which the Borrower or any Subsidiary is a member.
“Eurodollar Advance”: a portion of the Revolving Credit Loans selected by the Borrower to bear interest during a Eurodollar Interest Period selected by the Borrower at a rate per annum based upon a Eurodollar Rate determined with reference to such Interest Period, all pursuant to and in accordance with Section 2.1 or Section 3.3.
“Eurodollar Business Day”: any Domestic Business Day, other than a Domestic Business Day on which banks are not open for dealings in Dollar deposits in the interbank eurodollar market.
“Eurodollar Interest Period”: the period commencing on any Eurodollar Business Day selected by the Borrower in accordance with Section 2.3 or Section 3.3 and ending one, two, three or six months thereafter, as selected by the Borrower in accordance with either such Sections, subject to the following:
(i)    if any Eurodollar Interest Period would otherwise end on a day which is not a Eurodollar Business Day, such Interest Period shall be extended to the immediately succeeding Eurodollar Business Day unless the result of such extension would be to carry the end of such Interest Period into another calendar month, in which event such Interest Period shall end on the Eurodollar Business Day immediately preceding such day; and
(ii)    if any Eurodollar Interest Period shall begin on the last Eurodollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), such Interest Period shall end on the last Eurodollar Business Day of such latter calendar month.
“Eurodollar Rate”: with respect to any Eurodollar Advance or any ABR Advance, to the extent such ABR Advance is based on a Eurodollar Rate, for any Interest Period, an interest rate per annum equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

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“Event of Default”: any of the events specified in Section 9.1, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition has been satisfied.
“Excluded Taxes”: with respect to the Administrative Agent, any Lender, the Issuer or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder or any other Loan Document, (a) Taxes imposed on or measured by its overall net income (however denominated), and franchise Taxes imposed on it (in lieu of net income Taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits Taxes imposed by the United States of America, (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 3.13), any withholding Tax that (i) is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party hereto (or designates a new lending office), (ii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Regulatory Change) to comply with Section 3.10, except to the extent that such Foreign Lender (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts from the Borrower with respect to such withholding Tax pursuant to Section 3.10, or (iii) is attributable to such Foreign Lender’s failure or inability (other than as a result of a Regulatory Change, except for a Regulatory Change relating to the implementation of FATCA) to comply with Section 3.10 and (d) any Taxes imposed under FATCA.
“Existing Commitment Termination Date”: as defined in Section 2.12(a).
“Existing 2011 Credit Agreement”: the Credit Agreement, dated as of May 12, 2011, by and among the Borrower, the lenders party thereto, Barclays Capital and JPMorgan Chase Bank, N.A., as co‑syndication agents, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and BNY Mellon, as administrative agent, as amended by Amendment No. 1, dated as of November 22, 2011, and as amended by Amendment No. 2, dated as of May 23, 2013.
“Existing 2012 Credit Agreement”: the Credit Agreement, dated as of February 17, 2012, by and among the Borrower, the lenders party thereto, Barclays Capital and JPMorgan Chase Bank, N.A., as co‑syndication agents, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and BNY Mellon, as administrative agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
“Existing 2013 Credit Agreement”: the Credit Agreement, dated as of May 23, 2013, by and among the Borrower, the lenders party thereto, Barclays Bank PLC and JPMorgan Chase Bank, N.A., as co‑syndication agents, Bank of America, N.A. and Wells Fargo Bank, N.A., as co-documentation agents, and BNY Mellon, as administrative agent, as the same may be amended, supplemented, replaced or otherwise modified from time to time.
“Expiration Date”: the first date, occurring on or after the date the Commitments shall have terminated or been terminated in accordance herewith, upon which there shall be no Loans or Letters of Credit outstanding.

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“Extension Date”: as defined in Section 2.12(a).
“Extension Request”: as defined in Section 2.12(a).
“Facility Fee”: as defined in Section 3.11(a).
“FATCA”: Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the
Internal Revenue Code.
“Federal Funds Effective Rate”: for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Domestic Business Day, for the next preceding Domestic Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Domestic Business Day, the average (rounded, if necessary, to the nearest 1/100 of 1% or, if there is no nearest 1/100 of 1%, then to the next higher 1/100 of 1%) of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent.
“Fees”: as defined in Section 3.2(a).
“Financial Statements”: as defined in Section 4.13.
“Foreign Lender”: any Lender or Issuer that is not a United States person within the meaning of Section 7701(a)(30) of the Internal Revenue Code.
“GAAP”: generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.
“Governmental Authority”: any foreign, federal, state, municipal or other government, or any department, commission, board, bureau, agency, public authority or instrumentality thereof, or any court or arbitrator.
“Hazardous Materials”: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Highest Lawful Rate”: as to any Lender, the maximum rate of interest, if any, which at any time or from time to time may be contracted for, taken, charged or received on the Loans or

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the Notes or which may be owing to such Lender pursuant to this Agreement under the laws applicable to such Lender and this Agreement.
“Increasing Lender”: as defined in Section 2.6(d).
“Indebtedness”: as to any Person at a particular time, all items of such Person which constitute, without duplication, (a) indebtedness for borrowed money or the deferred purchase price of Property (other than trade payables and accrued expenses incurred in the ordinary course of business), (b) indebtedness evidenced by notes, bonds, debentures or similar instruments, (c) indebtedness with respect to any conditional sale or other title retention agreement, (d) indebtedness arising under acceptance facilities and the amount available to be drawn under all letters of credit (excluding for purposes of Section 8.1 and Section 8.9 letters of credit obtained in the ordinary course of business by the Borrower or any Subsidiary) issued for the account of such Person and, without duplication, all drafts drawn thereunder to the extent such Person shall not have reimbursed the issuer in respect of the issuer’s payment of such drafts, (e) that portion of any obligation of such Person, as lessee, which in accordance with GAAP is required to be capitalized on a balance sheet of such Person, (f) all indebtedness described in (a) ‑ (e) above secured by any Lien on any Property owned by such Person even though such Person shall not have assumed or otherwise become liable for the payment thereof (other than carriers’, warehousemen’s, mechanics’, repairmen’s or other like non‑consensual Liens arising in the ordinary course of business), and (g) Contingent Obligations in respect of any indebtedness described in items (a) ‑ (f) above, provided that, for purposes of this definition, Indebtedness shall not include Intercompany Debt and obligations in respect of interest rate caps, collars, exchanges, swaps or other, similar agreements.
“Indemnified Liabilities”: as defined in Section 11.5.
“Indemnified Person”: as defined in Section 11.10.
“Indemnified Taxes”: Taxes other than Excluded Taxes and Other Taxes.
“Intangible Assets”: at any date, the value, as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, of: (i) all trade names, trademarks, licenses, patents, copyrights, service marks, goodwill and other like intangibles, (ii) organizational and development costs, (iii) deferred charges (other than prepaid items, such as insurance, taxes, interest, commissions, rents, pensions, compensation and similar items and tangible assets being amortized), and (iv) unamortized debt discount and expense, less unamortized premium.
“Intercompany Debt”: (i) Indebtedness of the Borrower to one or more of the Subsidiaries of the Borrower and (ii) Indebtedness of one or more of the Subsidiaries of the Borrower to the Borrower or any one or more of the other Subsidiaries of the Borrower.
“Intercompany Disposition”: a Disposition by the Borrower or any of the Subsidiaries of the Borrower to the Borrower or to any of the other Subsidiaries of the Borrower.

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“Interest Payment Date”: (i) as to any ABR Advance, the last day of each March, June, September and December, commencing on the first of such days to occur after such ABR Advance is made or any Eurodollar Advance is converted to an ABR Advance, (ii) as to any Swing Line Loan, the day on which the outstanding principal balance of such Swing Line Loan shall become due and payable in accordance with Section 2.2(a), (iii) as to any Eurodollar Advance in respect of which the Borrower has selected a Eurodollar Interest Period of one, two or three months, the last day of such Eurodollar Interest Period, (iv) as to any Competitive Bid Loan in respect of which the Borrower has selected a Competitive Interest Period of 90 days or less the last day of such Competitive Interest Period and (v) as to any Eurodollar Advance or Competitive Bid Loan in respect of which the Borrower has selected an Interest Period greater than three months or 90 days, as the case may be, the last day of the third month or the 90th day, as the case may be, of such Interest Period and the last day of such Interest Period.
“Interest Period”: a Eurodollar Interest Period, a Swing Line Interest Period or a Competitive Interest Period, as the case may be.
“Internal Revenue Code”: the Internal Revenue Code of 1986, as amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.
“Invitation to Bid”: an invitation by the Administrative Agent to the Lenders to make Competitive Bids in the form of Exhibit G.
“issue” or “issuance”: when used with respect to a Letter of Credit, shall be deemed to include any increase in the amount of such Letter of Credit.
“Issuer”: BNY Mellon.
“Lender”: as defined in the preamble; such term to also include the Swing Line Lender and the Issuer where the context hereof requires or permits such inclusion.
“Letter of Credit”: as defined in Section 2.8.
“Letter of Credit Commitment”: the commitment of the Issuer to issue Letters of Credit in accordance with the terms hereof in an aggregate outstanding face amount not exceeding $250,000,000 (or, if less, the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.
“Letter of Credit Exposure”: at any time, (a) in respect of all Lenders, the sum, without duplication, of (i) the maximum aggregate amount which may be drawn under all unexpired Letters of Credit at such time (whether the conditions for drawing thereunder have or may be satisfied), (ii) the aggregate amount, at such time, of all unpaid drafts (which have not been dishonored) drawn under all Letters of Credit, and (iii) the aggregate unpaid principal amount of the Reimbursement Obligations at such time, and (b) in respect of any Lender, an amount equal to such Lender’s Commitment Percentage at such time multiplied by the amount determined under clause (a) of this definition.

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“Letter of Credit Participation”: with respect to each Lender, its obligations to the Issuer under Section 2.9.
“Letter of Credit Participation Fee”: as defined in Section 3.12.
“Letter of Credit Request”: a request in the form of Exhibit J.
“LIBO Rate”: with respect to any Eurodollar Advance for any Interest Period, the rate per annum equal to the British Bankers Association LIBOR Rate or the successor thereto if the British Bankers Association is no longer making a LIBOR rate available, as published by Reuters (or such other commercially available source providing quotations of LIBOR as designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) two Eurodollar Business Days prior to the first day of such Interest Period as the rate for the offering of Dollar deposits having a term comparable to such Interest Period. If, for any reason, such rate is not available at the applicable time, then “LIBO Rate” shall be the rate of interest per annum as determined by the Administrative Agent, equal to the rate quoted by BNY Mellon (as reported by BNY Mellon to the Administrative Agent) to leading banks in the London interbank market as the rate at which BNY Mellon is offering Dollar deposits in an amount approximately equal to its Commitment Percentage of such Eurodollar Advance with a maturity comparable to such Interest Period at approximately 11:00 a.m., London time, two Eurodollar Business Days prior to the commencement of such Interest Period. Each calculation by the Administrative Agent of the LIBO Rate shall be conclusive and binding for all purposes, absent manifest error.
“Lien”: any mortgage, pledge, hypothecation, assignment, lien, deposit arrangement, charge, encumbrance or other security arrangement or security interest of any kind, or the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement.
“Loan”: a Revolving Credit Loan, a Competitive Bid Loan or a Swing Line Loan, as the case may be.
“Loan Documents”: this Agreement and, upon the execution and delivery thereof, the Notes, if any, and the Reimbursement Agreements.
“Loans”: the Revolving Credit Loans, the Competitive Bid Loans and the Swing Line Loans.
“Mandatory Borrowing”: as defined in Section 2.2(b).
“Margin Stock”: any “margin stock”, as said term is defined in Regulation U of the Board of Governors of the Federal Reserve System, as the same may be amended or supplemented from time to time.
“Material Adverse”: with respect to any change or effect, a material adverse change in, or effect on, as the case may be, (i) the financial condition, operations, business, or Property of the Borrower and the Subsidiaries taken as a whole, (ii) the ability of the Borrower to perform its

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obligations under the Loan Documents, or (iii) the ability of the Administrative Agent, the Issuer or any Lender to enforce the Loan Documents.
“Moody’s”: Moody’s Investors Service, Inc., or any successor thereto.
“Multiemployer Plan”: a Pension Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Negotiated Rate”: with respect to each Swing Line Loan, the rate per annum agreed to in writing by the Borrower and the Swing Line Lender as the interest rate which such Swing Line Loan shall bear.
“Net Tangible Assets”: at any date, the total assets as shown on the most recent Consolidated balance sheet of the Borrower and the Subsidiaries as at the end of the fiscal quarter ending not more than 135 days prior to such date, prepared in accordance with GAAP, less (i) all current liabilities (due within one year) as shown on such balance sheet and (ii) Intangible Assets and liabilities relating thereto.
“New Lender”: as defined in Section 2.6(d).
“Non‑Extending Lender”: as defined in Section 2.12(b).
“Note”: with respect to each Lender that has requested one, a promissory note evidencing such Lender’s Loans payable to the order of such Lender (or, if required by such Lender, to such Lender and its registered assigns), substantially in the form of Exhibit B.
“Other Taxes”: all present or future stamp or documentary Taxes or any other excise or property Taxes, charges or similar levies arising from any payment made hereunder or under any other Loan Document or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement or any other Loan Document.
“Participant”: as defined in Section 11.7(d).
“Participant Register”: as defined in Section 11.7(d).
“Patriot Act”: as defined in Section 11.21.
“PBGC”: the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA, or any Governmental Authority succeeding to the functions thereof.
“Pension Plan”: at any time, any Employee Benefit Plan (including a Multiemployer Plan) subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, the funding requirements of which are, or at any time within the six years immediately preceding the time in question, were in whole or in part, the responsibility of the Borrower, any Subsidiary or an ERISA Affiliate.

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“Person”: any individual, firm, partnership, limited liability company, joint venture, corporation, association, business trust, joint stock company, unincorporated association, trust, Governmental Authority or any other entity, whether acting in an individual, fiduciary, or other capacity, and for the purpose of the definition of “ERISA Affiliate”, a trade or business.
“Platform”: as defined in Section 7.7.
“Pricing Level”: Pricing Level I, Pricing Level II, Pricing Level III, Pricing Level IV, Pricing Level V or Pricing Level VI, as the case may be.
“Pricing Level I”: any time when the senior unsecured long term debt rating of the Borrower by (x) S&P is A or higher or (y) Moody’s is A2 or higher.
“Pricing Level II”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is A‑ or higher or (y) Moody’s is A3 or higher and (ii) Pricing Level I does not apply.
“Pricing Level III”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB+ or higher or (y) Moody’s is Baa1 or higher and (ii) neither Pricing Level I nor II applies.
“Pricing Level IV”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB or higher or (y) Moody’s is Baa2 or higher and (ii) none of Pricing Level I, II or III applies.
“Pricing Level V”: any time when (i) the senior unsecured long term debt rating of the Borrower by (x) S&P is BBB‑ or higher or (y) Moody’s is Baa3 or higher and (ii) none of Pricing Level I, II, III or IV applies.
“Pricing Level VI”: any time when none of Pricing Level I, II, III, IV or V applies.
Notwithstanding each definition of Pricing Level set forth above, if at any time the senior unsecured long term debt ratings of the Borrower by S&P and Moody’s differ by more than one equivalent rating level, then the applicable Pricing Level shall be determined based upon the lower such rating adjusted upwards to the next higher rating level.
“Principal Office”: from time to time, the principal office of BNY Mellon, located on the date hereof in New York, New York.
“Prohibited Transaction”: a transaction that is prohibited under Section 4975 of the Internal Revenue Code or Section 406 of ERISA and not exempt under Section 4975 of the Internal Revenue Code or Section 408 of ERISA.
“Property”: in respect of any Person, all types of real, personal or mixed property and all types of tangible or intangible property owned or leased by such Person.

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“Regulatory Change”: the occurrence, after the date hereof, of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority; provided that, notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case, pursuant to Basel III, in the case of each of clauses (i) and (ii), shall be deemed to be a “Regulatory Change”, regardless of the date enacted, adopted or issued, but only if any such requirements are generally applicable to (and for which reimbursement is generally being sought by the Lenders in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this definition), as determined by the Lenders in their respective reasonable discretion.
“Reimbursement Agreement”: as defined in Section 2.8(b).
“Reimbursement Obligations”: all obligations and liabilities of the Borrower due and to become due (a) under the Reimbursement Agreements and (b) hereunder in respect of Letters of Credit.
“Related Parties”: with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.
“Replaced Lender”: as defined in Section 3.13.
“Replacement Lender”: as defined in Section 3.13.
“Reportable Event”: with respect to any Pension Plan, (a) any event set forth in Sections 4043(c) (other than a Reportable Event as to which the 30 day notice requirement is waived by the PBGC under applicable regulations), 4062(e) or 4063(a) of ERISA, or the regulations thereunder, (b) an event requiring the Borrower, any Subsidiary or any ERISA Affiliate to provide security to a Pension Plan under Section 401(a)(29) of the Internal Revenue Code, or (c) the failure to make any payment required by Section 412(m) of the Internal Revenue Code.
“Required Lenders”: (a) at any time prior to the Commitment Termination Date or such earlier date as all of the Commitments shall have terminated or been terminated in accordance herewith, Lenders having Commitment Amounts equal to or more than 51% of the Aggregate Commitment Amount, and (b) at all other times, Lenders having Credit Exposure equal to or more than 51% of the Aggregate Credit Exposure.
“Restricted Payment”: with respect to any Person, any of the following, whether direct or indirect: (a) the declaration or payment by such Person of any dividend or distribution on

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any class of Stock of such Person, other than a dividend payable solely in shares of that class of Stock to the holders of such class, (b) the declaration or payment by such Person of any distribution on any other type or class of equity interest or equity investment in such Person, and (c) any redemption, retirement, purchase or acquisition of, or sinking fund or other similar payment in respect of, any class of Stock of, or other type or class of equity interest or equity investment in, such Person.
“Restrictive Agreement”: as defined in Section 8.7.
“Revolving Credit Loans”: as defined in Section 2.1(a).
“S&P”: Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor thereto.
“Solvent”: with respect to any Person on a particular date, the condition that on such date, (i) the fair value of the Property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (ii) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (iii) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (iv) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s Property would constitute an unreasonably small amount of capital. For purposes of this definition, the amount of any contingent liability at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability after taking into account probable payments by co‑obligors.
“Special Counsel”: such counsel as the Administrative Agent may engage from time to time.
“Statutory Reserve Rate”: a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board of Governors of the Federal Reserve System to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency liabilities” in Regulation D) of the Board of Governors of the Federal Reserve System, as amended. Such reserve percentages shall include those imposed pursuant to Regulation D. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subsidiary”: at any time and from time to time, any corporation, association, partnership, limited liability company, joint venture or other business entity of which the Borrower

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and/or any Subsidiary of the Borrower, directly or indirectly at such time, either (a) in respect of a corporation, owns or controls more than 50% of the outstanding stock having ordinary voting power to elect a majority of the board of directors or similar managing body, irrespective of whether a class or classes shall or might have voting power by reason of the happening of any contingency, or (b) in respect of an association, partnership, limited liability company, joint venture or other business entity, is entitled to share in more than 50% of the profits and losses, however determined.
“Swing Line Commitment”: the commitment of the Swing Line Lender to make Swing Line Loans in accordance with the terms hereof in an aggregate outstanding principal amount not exceeding $100,000,000 (or, if less, the Aggregate Commitment Amount) at any time, as the same may be reduced pursuant to Section 2.6.
“Swing Line Commitment Period”: the period from the Effective Date to, but excluding, the Swing Line Termination Date.
“Swing Line Exposure”: at any time, in respect of any Lender, an amount equal to the aggregate principal balance of Swing Line Loans at such time multiplied by such Lender’s Commitment Percentage at such time).
“Swing Line Interest Period”: as to any Swing Line Loan, the period commencing on the date of such Swing Line loan and ending on the date set forth by the Borrower in the Borrowing Request with respect to such Swing Line Loan, provided that the last day of any Swing Line Interest Period shall not be earlier than one day after the date of such Swing Line Loan or later than 7 days after the date of such Swing Line Loan and in no event later than the Swing Line Termination Date, and provided further that if any Swing Line Interest Period would end on a day other than a Domestic Business Day, such Interest Period shall be extended to the next succeeding Domestic Business Day.
“Swing Line Lender”: BNY Mellon.
“Swing Line Loan” and “Swing Line Loans”: as defined in Section 2.2(a).
“Swing Line Maturity Date”: as defined in Section 2.2(a).
“Swing Line Participation Amount”: as defined in Section 2.2(c).
“Swing Line Termination Date”: the date which is 7 Domestic Business Days prior to the Commitment Termination Date.
“Taxes”: all present or future taxes, levies, imposts, duties, deductions, withholdings, assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Termination Event”: with respect to any Pension Plan, (a) a Reportable Event, (b) the termination of a Pension Plan under Section 4041(c) of ERISA, or the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA, or the treatment of a Pension Plan amendment as a termination under Section 4041(e) of ERISA (except an amendment made after

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such Pension Plan satisfies the requirement for a standard termination under Section 4041(b) of ERISA), (c) the institution of proceedings by the PBGC to terminate a Pension Plan under Section 4042 of ERISA, or (d) the appointment of a trustee to administer any Pension Plan under Section 4042 of ERISA.
“Total Capitalization”: at any date, the sum of the Borrower’s Consolidated Indebtedness and shareholders’ equity on such date, determined in accordance with GAAP.
“Type”: with respect to any Revolving Credit Loan, the characteristic of such Loan as an ABR Advance or a Eurodollar Advance, each of which constitutes a Type of Revolving Credit Loan.
“Unqualified Amount”: as defined in Section 3.4(c).
“Upstream Dividends”: as defined in Section 8.7.
“U.S. Lender”: as defined in Section 3.10(e).
“United States Tax Compliance Certificate”: as defined in Section 3.10(e).

1.2	Principles of Construction
(a)    All capitalized terms defined in this Agreement shall have the meanings given such capitalized terms herein when used in the other Loan Documents or in any certificate, opinion or other document made or delivered pursuant hereto or thereto, unless otherwise expressly provided therein.
(b)    Unless otherwise expressly provided herein, the word “fiscal” when used herein shall refer to the relevant fiscal period of the Borrower. As used in the Loan Documents and in any certificate, opinion or other document made or delivered pursuant thereto, accounting terms not defined in Section 1.1, and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of, and any accounting term related thereto shall have the respective meaning given to it under, GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.
(c)    The words “hereof”, “herein”, “hereto” and “hereunder” and similar words when used in each Loan Document shall refer to such Loan Document as a whole and not to any particular provision of such Loan Document, and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

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(d)    All references herein to a time of day shall mean the then applicable time in New York, New York, unless otherwise expressly provided herein.
(e)    Section headings have been inserted in the Loan Documents for convenience only and shall not be construed to be a part thereof. Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.
(f)    Whenever in any Loan Document or in any certificate or other document made or delivered pursuant thereto, the terms thereof require that a Person sign or execute the same or refer to the same as having been so signed or executed, such terms shall mean that the same shall be, or was, duly signed or executed by (i) in respect of any Person that is a corporation, any duly authorized officer thereof, and (ii) in respect of any other Person (other than an individual), any analogous counterpart thereof.
(g)    The words “include” and “including”, when used in each Loan Document, shall mean that the same shall be included “without limitation”, unless otherwise specifically provided.

1.3	Amendment and Restatement
(a)    This Agreement amends and restates in its entirety the Existing 2011 Credit Agreement.

2.	AMOUNT AND TERMS OF LOANS

2.1	Revolving Credit Loans
(h)    Subject to the terms and conditions hereof, each Lender severally (and not jointly) agrees to make loans under this Agreement (each a “Revolving Credit Loan” and, collectively with each other Revolving Credit Loan of such Lender and/or with each Revolving Credit Loan of each other Lender, the “Revolving Credit Loans”) to the Borrower from time to time during the Commitment Period, during which period the Borrower may borrow, prepay and reborrow in accordance with the provisions hereof. Immediately after making each Revolving Credit Loan and after giving effect to all Swing Line Loans and Competitive Bid Loans repaid and all Reimbursement Obligations paid on the same date, the Aggregate Credit Exposure will not exceed the Aggregate Commitment Amount. With respect to each Lender, at the time of the making of any Revolving Credit Loan, the sum of (I) the principal amount of such Lender’s Revolving Credit Loan constituting a part of the Revolving Credit Loans to be made, (II) the aggregate principal balance of all other Revolving Credit Loans (exclusive of Revolving Credit Loans which are repaid with the proceeds of, and simultaneously with the incidence of, the Revolving Credit Loans to be made) then outstanding from such Lender and (III) the product of (A) such Lender’s Commitment Percentage and (B) the sum of (1) the aggregate principal balance of all Swing Line Loans (exclusive of Swing Line Loans which are repaid with the proceeds of, and simultaneously with the incurrence of, the Revolving Credit Loans to be made) then outstanding and (2) the Letter of Credit Exposure of all Lenders, will not exceed the Commitment of such Lender at such time. At the option of the

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Borrower, indicated in a Borrowing Request, Revolving Credit Loans may be made as ABR Advances or Eurodollar Advances.
(i)    The aggregate outstanding principal balance of all Revolving Credit Loans shall be due and payable on the Commitment Termination Date or on such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6.

2.2	Swing Line Loans
(b)    Subject to the terms and conditions hereof, the Swing Line Lender agrees to make loans under this Agreement (each a “Swing Line Loan” and, collectively, the “Swing Line Loans”) to the Borrower from time to time during the Swing Line Commitment Period. Swing Line Loans (i) may be repaid and reborrowed in accordance with the provisions hereof, (ii) shall not, immediately after giving effect thereto, result in the Aggregate Credit Exposure exceeding the Aggregate Commitment Amount, and (iii) shall not, immediately after giving effect thereto, result in the aggregate outstanding principal balance of all Swing Line Loans exceeding the Swing Line Commitment. The Swing Line Lender shall not be obligated to make any Swing Line Loan at a time when any Lender is a Defaulting Lender unless the Swing Line Lender has entered into arrangements satisfactory to it and the Borrower to eliminate the Swing Line Lender’s risk with respect to such Defaulting Lender’s participation in such Swing Line Loan. The Swing Line Lender will not make a Swing Line Loan if the Administrative Agent, or any Lender by notice to the Swing Line Lender and the Borrower no later than one Domestic Business Day prior to the Borrowing Date with respect to such Swing Line Loan, shall have determined that the conditions set forth in Section 5 and/or Section 6, as applicable, have not been satisfied and such conditions remain unsatisfied as of the requested time of the making of such Loan. Each Swing Line Loan shall be due and payable on the day (the “Swing Line Maturity Date”) being the earliest of the last day of the Swing Line Interest Period applicable thereto, the date on which the Swing Line Commitment shall have been terminated in accordance with Section 2.6, and the date on which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise. Each Swing Line Loan shall bear interest at the Negotiated Rate applicable thereto. The Swing Line Lender shall disburse the proceeds of Swing Line Loans at its office designated in Section 11.2 by crediting such proceeds to an account of the Borrower maintained with the Swing Line Lender.
(c)    On any Domestic Business Day, the Swing Line Lender may, in its sole discretion, give notice to the Lenders and the Borrower that such outstanding Swing Line Loan shall be funded with a borrowing of Revolving Credit Loans (provided that such notice shall be deemed to have been automatically given upon the occurrence of a Default or an Event of Default under Section 9.1(h), (i) or (j)), in which case a borrowing of Revolving Credit Loans made as ABR Advances (each such borrowing, a “Mandatory Borrowing”), shall be made by all Lenders pro rata based on each such Lender’s Commitment Percentage on the Domestic Business Day immediately succeeding the giving of such notice. The proceeds of each Mandatory Borrowing shall be remitted directly to the Swing Line Lender to repay such outstanding Swing Line Loan. Each Lender irrevocably agrees to make a Revolving Credit Loan pursuant to each Mandatory Borrowing in the amount and in the manner specified in the preceding sentence and on the date specified in writing by the Swing Line Lender notwithstanding: (i) whether the amount of such Mandatory Borrowing

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complies with the minimum amount for Loans otherwise required hereunder, (ii) whether any condition specified in Section 6 is then unsatisfied, (iii) whether a Default or an Event of Default then exists, (iv) the Borrowing Date of such Mandatory Borrowing, (v) the aggregate principal amount of all Loans then outstanding, (vi) the Aggregate Credit Exposure at such time and (vii) the amount of the Commitments at such time.
(d)    Upon each receipt by a Lender of notice from the Administrative Agent, such Lender shall purchase unconditionally, irrevocably, and severally (and not jointly) from the Swing Line Lender a participation in the outstanding Swing Line Loans (including accrued interest thereon) in an amount equal to the product of its Commitment Percentage and the outstanding balance of the Swing Line Loans (each, a “Swing Line Participation Amount”). Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to this Section 2.2 that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.
(e)    In furtherance of Section 2.2(c), upon each receipt by a Lender of notice from the Administrative Agent, such Lender shall promptly make available to the Administrative Agent for the account of the Swing Line Lender its Swing Line Participation Amount at the office of the Administrative Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds. The Administrative Agent shall deliver the payments made by each Lender pursuant to the immediately preceding sentence to the Swing Line Lender promptly upon receipt thereof in like funds as received. Each Lender hereby indemnifies and agrees to hold harmless the Administrative Agent and the Swing Line Lender from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses resulting from any failure on the part of such Lender to pay, or from any delay in paying, the Administrative Agent any amount such Lender is required by notice from the Administrative Agent to pay in accordance with this Section 2.2 (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Swing Line Lender, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Swing Line Lender, as the case may be), and such Lender shall pay interest to the Administrative Agent for the account of the Swing Line Lender from the date such amount was due until paid in full, on the unpaid portion thereof, at a rate of interest per annum, whether before or after judgment, equal to (i) from the date such amount was due until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, payable upon demand by the Swing Line Lender. The Administrative Agent shall distribute such interest payments to the Swing Line Lender upon receipt thereof in like funds as received.
(f)    Whenever the Administrative Agent is reimbursed by the Borrower for the account of the Swing Line Lender for any payment in connection with Swing Line Loans and such payment relates to an amount previously paid by a Lender pursuant to this Section 2.2, the Administrative Agent will promptly remit such payment to such Lender.

2.3	Notice of Borrowing Revolving Credit Loans and Swing Line Loans

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The Borrower agrees to notify the Administrative Agent (and with respect to a Swing Line Loan, the Swing Line Lender), which notification shall be irrevocable, no later than (a) 12:00 Noon on the proposed Borrowing Date in the case of Swing Line Loans, (b) 10:00 A.M. on the proposed Borrowing Date in the case of Revolving Credit Loans to consist of ABR Advances and (c) 10:00 A.M. at least three Eurodollar Business Days prior to the proposed Borrowing Date in the case of Revolving Credit Loans to consist of Eurodollar Advances. Each such notice shall specify (i) the aggregate amount requested to be borrowed under the Commitments or the Swing Line Commitment, (ii) the proposed Borrowing Date, (iii) whether a borrowing of Revolving Credit Loans is to be of ABR Advances or Eurodollar Advances, and the amount of each thereof (iv) the Eurodollar Interest Period for such Eurodollar Advances and (v) the Swing Line Interest Period for, and the amount of, each Swing Line Loan. Each such notice shall be promptly confirmed by delivery to the Administrative Agent (and, with respect to a Swing Line Loan, the Swing Line Lender) of a Borrowing Request. Each Eurodollar Advance to be made on a Borrowing Date, when aggregated with all amounts to be Converted to Eurodollar Advances on such date and having the same Interest Period as such Eurodollar Advance, shall equal no less than $10,000,000, or an integral multiple of $1,000,000 in excess thereof. Each ABR Advance made on each Borrowing Date shall equal no less than $5,000,000 or an integral multiple of $500,000 in excess thereof. Each Swing Line Loan made on each Borrowing Date shall equal no less than $1,000,000 or an integral multiple of $500,000 in excess thereof. The Administrative Agent shall promptly notify each Lender (by telephone or otherwise, such notification to be confirmed by fax or other writing) of each such Borrowing Request. Subject to its receipt of each such notice from the Administrative Agent and subject to the terms and conditions hereof, (A) each Lender shall make immediately available funds available to the Administrative Agent at the address therefor set forth in Section 11.2 not later than 1:00 P.M. on each Borrowing Date in an amount equal to such Lender’s Commitment Percentage of the Revolving Credit Loans requested by the Borrower on such Borrowing Date and/or (B) the Swing Line Lender shall make immediately available funds available to the Borrower on such Borrowing Date in an amount equal to the Swing Line Loan requested by the Borrower.

2.4	Competitive Bid Loans and Procedure
(a)    Subject to the terms and conditions hereof, the Borrower may request competitive bid loans under this Agreement (each a “Competitive Bid Loan”) during the Commitment Period. In order to request Competitive Bids, the Borrower shall deliver by hand or fax to the Administrative Agent a duly completed Competitive Bid Request not later than 11:00 A.M., one Domestic Business Day before the proposed Borrowing Date therefor. A Competitive Bid Request that does not conform substantially to the format of Exhibit F may be rejected by the Administrative Agent in the Administrative Agent’s reasonable discretion, and the Administrative Agent shall promptly notify the Borrower of such rejection by fax and telephone. Each Competitive Bid Request shall specify (x) the proposed Borrowing Date for the Competitive Bid Loans then being requested (which shall be a Domestic Business Day) and the aggregate principal amount thereof and (y) the Competitive Interest Period or Interest Periods (which shall not exceed ten different Interest Periods in a single Competitive Bid Request), with respect thereto (which may not end after the Domestic Business Day immediately preceding the Commitment Termination Date). Promptly after its receipt of each Competitive Bid Request that is not rejected as aforesaid, the Administrative Agent shall invite by fax (in the form of Exhibit G) the Lenders to bid, on the

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terms and conditions of this Agreement, to make Competitive Bid Loans pursuant to such Competitive Bid Request.
(b)    Each Lender, in its sole and absolute discretion, may make one or more Competitive Bids to the Borrower responsive to a Competitive Bid Request. Each Competitive Bid by a Lender must be received by the Administrative Agent not later than 10:00 A.M. on the proposed Borrowing Date for the relevant Competitive Bid Loan. Multiple bids will be accepted by the Administrative Agent. Bids to make Competitive Bid Loans that do not conform substantially to the format of Exhibit H may be rejected by the Administrative Agent after conferring with, and upon the instruction of, the Borrower, and the Administrative Agent shall notify the Lender making such nonconforming bid of such rejection as soon as practicable. Each Competitive Bid shall be irrevocable and shall specify (x) the principal amount (which (1) shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) may equal the entire principal amount requested by the Borrower) of the Competitive Bid Loan or Competitive Bid Loans that the Lender is willing to make to the Borrower, (y) the Competitive Bid Rate or Rates at which the Lender is prepared to make such Competitive Bid Loan or Competitive Bid Loans, and (z) the Competitive Interest Period with respect to each such Competitive Bid Loan and the last day thereof. If any Lender shall elect not to make a Competitive Bid, such Lender shall so notify the Administrative Agent by fax not later than 10:00 A.M. on the proposed Borrowing Date therefor, provided that the failure by any Lender to give any such notice shall not obligate such Lender to make any Competitive Bid Loan in connection with the relevant Competitive Bid Request.
(c)    With respect to each Competitive Bid Request, the Administrative Agent shall (i) notify the Borrower by fax by 11:00 A.M. on the proposed Borrowing Date with respect thereto of each Competitive Bid made, the Competitive Bid Rate applicable thereto and the identity of the Lender that made such Competitive Bid, and (ii) send a list of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process. Each notice and list sent by the Administrative Agent pursuant to this Section 2.4(c) shall list the Competitive Bids in ascending yield order.
(d)    The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section 2.4(d), accept or reject any Competitive Bid made in accordance with the procedures set forth in this Section 2.4, and the Borrower shall notify the Administrative Agent by telephone, confirmed by fax in the form of a Competitive Bid Accept/Reject Letter, whether and to what extent it has decided to accept or reject any or all of such Competitive Bids not later than 12:00 Noon on the proposed Borrowing Date therefor, provided that the failure by the Borrower to give such notice shall be deemed to be a rejection of all such Competitive Bids. In connection with each acceptance of one or more Competitive Bids by the Borrower:
(1)    the Borrower shall not accept a Competitive Bid made at a particular Competitive Bid Rate if the Borrower has decided to reject a Competitive Bid made at a lower Competitive Bid Rate unless the acceptance of such lower Competitive Bid would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, in which case the Borrower may reject such lower Competitive Bid,

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(2)    the aggregate amount of the Competitive Bids accepted by the Borrower shall not exceed the principal amount specified in the Competitive Bid Request therefor,
(3)    if the Borrower shall desire to accept a Competitive Bid made at a particular Competitive Bid Rate, it must accept all other Competitive Bids at such Competitive Bid Rate, except for any such Competitive Bid the acceptance of which would subject the Borrower to any requirement to withhold any taxes or deduct any amount from any amounts payable under the Loan Documents, provided that if the acceptance of all such other Competitive Bids would cause the aggregate amount of all such accepted Competitive Bids to exceed the amount requested, then such acceptance shall be made pro rata in accordance with the amount of each such Competitive Bid at such Competitive Bid Rate,
(4)    except pursuant to clause (3) above, no Competitive Bid shall be accepted unless the Competitive Bid Loan with respect thereto shall be in a minimum principal amount of $10,000,000 or an integral multiple of $1,000,000 in excess thereof, and
(5)    no Competitive Bid shall be accepted and no Competitive Bid Loan shall be made, if immediately after giving effect thereto, the Aggregate Credit Exposure would exceed the Aggregate Commitment Amount.
(e)    The Administrative Agent shall promptly fax to each bidding Lender (with a copy to the Borrower) a Competitive Bid Accept/Reject Letter advising such Lender whether its Competitive Bid has been accepted (and if accepted, in what amount and at what Competitive Bid Rate), and each successful bidder so notified will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which each of its Competitive Bids has been accepted by making immediately available funds available to the Administrative Agent at its address set forth in Section 11.2 not later than 1:00 P.M. on the Borrowing Date for such Competitive Bid Loan in the amount thereof.
(f)    Anything herein to the contrary notwithstanding, if the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower not later than 9:30 A.M. on the relevant proposed Borrowing Date.
(g)    All notices required by this Section 2.4 shall be given in accordance with Section 11.2.
(h)    Each Competitive Bid Loan shall be due and payable on the last day of the Interest Period applicable thereto or on such earlier date upon which the Loans shall become due and payable pursuant to the provisions hereof, whether by acceleration or otherwise.

2.5	Use of Proceeds
The Borrower agrees that the proceeds of the Loans and Letters of Credit shall be used solely for its general corporate purposes not inconsistent with the provisions hereof, including as a backup for commercial paper issued by the Borrower. Notwithstanding anything to the contrary contained in any Loan Document, the Borrower further agrees that no part of the proceeds of any

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Loan or Letter of Credit will be used, directly or indirectly, and whether immediately, incidentally or ultimately (i) for a purpose which violates any law, rule or regulation of any Governmental Authority, including the provisions of Regulations U or X of the Board of Governors of the Federal Reserve System, as amended or any provision of this Agreement, including, without limitation, the provisions of Section 4.9 and (ii) to make a loan to any director or executive officer of the Borrower or any Subsidiary.

2.6	Termination, Reduction or Increase of Commitments
(a)    Termination on Commitment Termination Date. Unless previously terminated, the Commitments and the Letter of Credit Commitment shall terminate on the Commitment Termination Date and the Swing Line Commitment shall terminate on the Swing Line Termination Date.
(b)    Voluntary Termination or Reductions. At the Borrower’s option and upon at least one Domestic Business Day’s prior irrevocable notice to the Administrative Agent, the Borrower may (i) terminate the Commitments, the Swing Line Commitment and the Letter of Credit Commitment, at any time, or (ii) permanently reduce the Aggregate Commitment Amount, the Swing Line Commitment or the Letter of Credit Commitment, in part at any time and from time to time, provided that (1) each such partial reduction shall be in an amount equal to at least $5,000,000 or an integral multiple of $1,000,000 in excess thereof, and (2) immediately after giving effect to each such reduction, (A) the Aggregate Commitment Amount shall equal or exceed the Aggregate Credit Exposure, (B) the Swing Line Commitment shall equal or exceed the aggregate outstanding principal balance of all Swing Line Loans and (C) the Letter of Credit Commitment shall equal or exceed the Letter of Credit Exposure of all Lenders, and provided further that a notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities (such notice to specify the proposed effective date), in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to such specified effective date) if such condition is not satisfied and the Borrower shall indemnify the Lenders in accordance with Section 3.5.
(c)    In General. Each reduction of the Aggregate Commitment Amount shall be made by reducing each Lender’s Commitment Amount by a sum equal to such Lender’s Commitment Percentage of the amount of such reduction.
(d)    Increase in Aggregate Commitment Amount. The Borrower may at any time and from time to time prior to the 90th day prior to the then applicable Commitment Termination Date, at its sole cost, expense and effort, request any one or more of the Lenders having a Commitment to increase its Commitment Amount (the decision to increase the Commitment Amount of a Lender to be within the sole and absolute discretion of such Lender), or any other Eligible Assignee reasonably satisfactory to the Administrative Agent, the Swing Line Lender and the Issuer to provide a new Commitment, by submitting to the Administrative Agent a Commitment Increase Supplement, duly executed by the Borrower and each such Lender or other Eligible Assignee, as the case may be. Upon receipt of any such Commitment Increase Supplement, the Administrative Agent, the Swing Line Lender and the Issuer shall promptly execute such Commitment Increase

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Supplement and the Administrative Agent shall deliver a copy thereof to the Borrower and each such Lender or other Eligible Assignee, as the case may be. Upon execution and delivery of such Commitment Increase Supplement by the Administrative Agent, the Swing Line Lender and the Issuer, (1) in the case of each such Lender (an “Increasing Lender”), its Commitment Amount shall be increased to the amount set forth in such Commitment Increase Supplement, and (1) in the case of each such other Eligible Assignee (a “New Lender”), such New Lender shall become a party hereto and have the rights and obligations of a Lender under the Loan Documents and its Commitment shall be as set forth in such Commitment Increase Supplement; provided that:
(1)    immediately after giving effect thereto, the sum of all increases in the Aggregate Commitment Amount made pursuant to this Section 2.6(d) shall not exceed $250,000,000;
(2)    each such increase of the Aggregate Commitment Amount shall be in an amount not less than $25,000,000 or such amount plus an integral multiple of $5,000,000;
(3)    no Default or Event of Default shall have occurred or be continuing on the effective date of the increase;
(4)    the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on the effective date of such increase, except those which are expressly specified to be made as of an earlier date;
(5)    in the case of each New Lender, the Commitment Amount assumed by such New Lender shall not be less than $25,000,000;
(6)    if Revolving Credit Loans would be outstanding immediately after giving effect to any such increase, then simultaneously with such increase (A) each such Increasing Lender, each such New Lender and each other Lender shall be deemed to have entered into a master assignment and assumption, in form and substance substantially similar to Exhibit E, pursuant to which each such other Lender shall have assigned to each such Increasing Lender and each such New Lender a portion of its Revolving Credit Loans necessary to reflect proportionately the Commitments as increased in accordance with this Section 2.6(d), and (B) in connection with such assignment, each such Increasing Lender and each such New Lender shall pay to the Administrative Agent, for the account of each such other Lender, such amount as shall be necessary to reflect the assignment to it of Revolving Credit Loans, and in connection with such master assignment each such other Lender may treat the assignment of Eurodollar Advances as a prepayment of such Eurodollar Advances for purposes of Section 3.5;
(7)    each such New Lender shall have delivered to the Administrative Agent an Administrative Questionnaire and to the Administrative Agent and the Borrower all forms, if any, that are required to be delivered by such New Lender pursuant to Section 3.10; and
(8)    the Administrative Agent shall have received such other certificates, resolutions and opinions as the Administrative Agent shall have reasonably requested.

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2.7	Prepayments of Loans
(a)    Voluntary Prepayments. The Borrower may prepay Revolving Credit Loans, Competitive Bid Loans and Swing Line Loans, in whole or in part, without premium or penalty, but subject to Section 3.5 at any time and from time to time, by notifying the Administrative Agent, which notification shall be irrevocable, at least two Eurodollar Business Days, in the case of a prepayment of Eurodollar Advances, two Domestic Business Days, in the case of Competitive Bid Loans, or one Domestic Business Day, in the case of a prepayment of Swing Line Loans and ABR Advances, prior to the proposed prepayment date specifying (i) the Loans to be prepaid, (ii) the amount to be prepaid, and (iii) the date of prepayment. Upon receipt of each such notice, the Administrative Agent shall promptly notify each Lender thereof. Each such notice given by the Borrower pursuant to this Section 2.7 shall be irrevocable, provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6, and the Borrower shall indemnify the Lenders in accordance with Section 3.5. Each partial prepayment under this Section 2.7 shall be (A) in the case of Eurodollar Advances, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, (B) in the case of ABR Advances, $1,000,000 or an integral multiple of $100,000 in excess thereof, (C) in the case of Swing Line Loans, $500,000 or an integral multiple of $100,000 in excess thereof, and (D) in the case of Competitive Bid Loans, in a minimum amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof.
(b)    In General. Simultaneously with each prepayment hereunder, the Borrower shall prepay all accrued interest on the amount prepaid through the date of prepayment and indemnify the Lenders in accordance with Section 3.5.

2.8	Letter of Credit Sub‑facility
(a)    Subject to the terms and conditions hereof and the payment by the Borrower to the Issuer of such fees as the Borrower and the Issuer shall have agreed in writing, the Issuer agrees, in reliance on the agreement of the other Lenders set forth in Section 2.9, to issue standby or commercial letters of credit (each a “Letter of Credit” and, collectively, the “Letters of Credit”) during the Commitment Period for the account of the Borrower, provided that immediately after the issuance of each Letter of Credit (i) the Letter of Credit Exposure of all Lenders shall not exceed the Letter of Credit Commitment, and (ii) the Aggregate Credit Exposure shall not exceed the Aggregate Commitment Amount. Each Letter of Credit shall have an expiration date which shall be not later than, in the case of standby Letters of Credit, the earlier to occur of one year from the date of issuance thereof or 5 days prior to the Commitment Termination Date and, in the case of commercial Letters of Credit, the earlier to occur of 180 days from the date of issuance thereof or 5 days prior to the Commitment Termination Date. No Letter of Credit shall be issued if the Administrative Agent, or any Lender by notice to the Administrative Agent and the Issuer no later than 3:00 P.M. one Domestic Business Day prior to the requested date of issuance of such Letter of Credit, shall have determined that the conditions set forth in Sections 5 and/or Section 6, as applicable have not been satisfied.

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(b)    Each Letter of Credit shall be issued at the request of the Borrower in support of an obligation of the Borrower or any Subsidiary in favor of a beneficiary who has requested the Issuance of such Letter of Credit. The Borrower shall give the Administrative Agent a Letter of Credit Request for the issuance of each Letter of Credit by 12:00 Noon at least two Domestic Business Days prior to the requested date of issuance. Such Letter of Credit Request shall specify (i) whether such Letter of Credit is a standby or commercial Letter of Credit, (ii) the beneficiary of such Letter of Credit and the obligations of the Borrower or the Subsidiary in respect of which such Letter of Credit is to be issued, (iii) the Borrower’s proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iv) the maximum amount to be available under such Letter of Credit, and (v) the requested date of issuance. Upon receipt of such Letter of Credit Request from the Borrower, the Administrative Agent shall promptly notify the Issuer and each other Lender thereof. The Issuer shall, on the proposed date of issuance and subject to the other terms and conditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuer, with such provisions with respect to the conditions under which a drawing may be made thereunder and the documentation required in respect of such drawing as the Issuer shall reasonably require. Each Letter of Credit shall be used solely for the purposes described therein. Each Letter of Credit Request and each Letter of Credit shall be subject to the Terms and Conditions for Letters of Credit (as amended, supplemented or replaced from time to time, the “Reimbursement Agreement”) executed by the Borrower and delivered to the Issuer.
(c)    Each payment by the Issuer of a draft drawn under a Letter of Credit shall give rise to the obligation of the Borrower to immediately reimburse the Issuer for the amount thereof. The Issuer shall promptly notify the Borrower of such payment by the Issuer of a draft drawn under a Letter of Credit, but any failure to so notify shall not in any manner affect the obligation of the Borrower to make reimbursement when due. In lieu of such notice, if the Borrower has not made reimbursement prior to the end of the Domestic Business Day when due, the Borrower hereby authorizes the Issuer to deduct the amount of any such reimbursement from such account(s) as the Borrower may from time to time designate in writing to the Issuer, upon which the Issuer shall apply the amount of such deduction to such reimbursement. If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid when due (whether at the stated maturity thereof, by acceleration or otherwise), such overdue amount shall bear interest, payable upon demand, at a rate per annum equal to the Alternate Base Rate plus the Applicable Margin applicable to ABR Advances plus 2%, from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon).

2.9	Letter of Credit Participation
(a)    Each Lender hereby unconditionally and irrevocably, severally (and not jointly) takes an undivided participating interest in the obligations of the Issuer under and in connection with each Letter of Credit in an amount equal to such Lender’s Commitment Percentage of the amount of such Letter of Credit. Each Lender shall be liable to the Issuer for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Lender shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Borrower pursuant to Section 2.8 and Section 2.10 that are subsequently

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rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Borrower with any of its obligations under the Loan Documents.
(b)    The Issuer shall promptly notify the Administrative Agent, and the Administrative Agent shall promptly notify each Lender (which notice shall be promptly confirmed in writing), of the date and the amount of each draft paid under each Letter of Credit with respect to which full reimbursement payment shall not have been made by the Borrower as provided in Section 2.8(c), and forthwith upon receipt of such notice, such Lender shall promptly make available to the Administrative Agent for the account of the Issuer its Commitment Percentage of the amount of such unreimbursed draft at the office of the Administrative Agent specified in Section 11.2 in lawful money of the United States and in immediately available funds. The Administrative Agent shall distribute the payments made by each Lender pursuant to the immediately preceding sentence to the Issuer promptly upon receipt thereof in like funds as received. Each Lender shall indemnify and hold harmless the Administrative Agent and the Issuer from and against any and all losses, liabilities (including liabilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys’ fees and expenses) resulting from any failure on the part of such Lender to provide, or from any delay in providing, the Administrative Agent with such Lender’s Commitment Percentage of the amount of any payment made by the Issuer under a Letter of Credit in accordance with this clause (b) above (except in respect of losses, liabilities or other obligations suffered by the Administrative Agent or the Issuer, as the case may be, resulting from the gross negligence or willful misconduct of the Administrative Agent or the Issuer, as the case may be). If a Lender does not make available to the Administrative Agent when due such Lender’s Commitment Percentage of any unreimbursed payment made by the Issuer under a Letter of Credit, such Lender shall be required to pay interest to the Administrative Agent for the account of the Issuer on such Lender’s Commitment Percentage of such payment at a rate of interest per annum equal to (i) from the date such Lender should have made such amount available until the third day therefrom, the Federal Funds Effective Rate, and (ii) thereafter, the Federal Funds Effective Rate plus 2%, in each case payable upon demand by the Issuer. The Administrative Agent shall distribute such interest payments to the Issuer upon receipt thereof in like funds as received.
(c)    Whenever the Administrative Agent is reimbursed by the Borrower, for the account of the Issuer, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Lender in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Administrative Agent (or the Issuer, if such payment by a Lender was paid by the Administrative Agent to the Issuer) will promptly pay over such payment to such Lender.

2.10	Absolute Obligation with respect to Letter of Credit Payments
The Borrower’s obligation to reimburse the Administrative Agent for the account of the Issuer for each payment under or in respect of each Letter of Credit shall be absolute and unconditional under any and all circumstances and irrespective of any set‑off, counterclaim or defense to payment which the Borrower may have or have had against the beneficiary of such Letter of Credit, the Administrative Agent, the Issuer, the Swing Line Lender, any Lender or any other Person, including, without limitation, any defense based on the failure of any drawing to conform

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to the terms of such Letter of Credit, any drawing document proving to be forged, fraudulent or invalid, or the legality, validity, regularity or enforceability of such Letter of Credit, provided that, with respect to any Letter of Credit, the foregoing shall not relieve the Issuer of any liability it may have to the Borrower for any actual damages sustained by the Borrower arising from a wrongful payment (or failure to pay) under such Letter of Credit made as a result of the Issuer’s gross negligence or willful misconduct.

2.11	Notes
Any Lender may request that the Loans made by it be evidenced by a Note. In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to the order of such Person or, if requested by such Person, such Person and its registered assigns. Thereafter, all Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 11.7) be represented by a Note in like form payable to the order of the payee named therein and its registered assigns.

2.12	Extension of Commitment Termination Date
(a)    Request for Extension. The Borrower may, by notice to the Administrative Agent (which shall promptly notify the Lenders) not more than 90 days and not less than 30 days prior to each of the first, second and third anniversary of the Effective Date (each such anniversary date, an “Extension Date”), request (each, an “Extension Request”) that the Lenders extend the Commitment Termination Date then in effect (the “Existing Commitment Termination Date”) for an additional one year period, provided that the Borrower may only effect one such extension of the Commitment Termination Date. Each Lender, acting in its sole discretion, shall, by notice to the Borrower and the Administrative Agent given not later than the 20th day (or such later day as shall be acceptable to the Borrower) following the date of the Borrower’s notice, advise the Borrower and the Administrative Agent whether or not such Lender agrees to such extension; provided that any Lender that does not so advise the Borrower and the Administrative Agent shall be deemed to have rejected such Extension Request. The election of any Lender to agree to such extension shall not obligate any other Lender to so agree.
(b)    Replacement of Non‑Extending Lenders. The Borrower shall have the right at any time on or prior to the relevant Extension Date to replace any Lender which has not consented to the Extension Request (each, a “Non-Extending Lender”) pursuant to Section 3.13.
(c)    Conditions to Effectiveness of Extension. Notwithstanding anything in this Agreement to the contrary, the extension of the Existing Commitment Termination Date on any Extension Date shall not be effective unless, immediately before and after giving effect to such extension on such Extension Date: (i) no Default shall have occurred and be continuing on such Extension Date and the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Extension Date, except those which are expressly specified to be made as of an earlier date, and the Administrative Agent shall have received a certificate, in form and substance reasonably satisfactory to the Administrative Agent, to such effect from the chief financial officer of the Borrower (or such other financial officer reasonably acceptable to the Administrative Agent), (ii)

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the Administrative Agent shall have received such other certificates, resolutions and opinions as the Administrative Agent may reasonably request, and (iii) Lenders having Commitment Amounts equal to or more than 51% of the Aggregate Commitment Amount in effect immediately prior to such Extension Date shall have consented to such extension of the Existing Commitment Termination Date.
(d)    Effectiveness of Extension. If (and only if) the conditions specified in Section 2.12(c) have been satisfied with respect to the extension of the Existing Commitment Termination Date on the applicable Extension Date, then, effective as of such Extension Date, the Commitment Termination Date, with respect to the Commitment of each Lender that has agreed to so extend its Commitment and of each Replacement Lender that has assumed a Commitment of a Non-Extending Lender in connection with such Extension Request, shall be extended to the date falling one year after the Existing Commitment Termination Date (or, if such date is not a Domestic Business Day, the immediately preceding Domestic Business Day), and each such Replacement Lender shall thereupon become a “Lender” for all purposes of this Agreement. Notwithstanding anything herein to the contrary, (i) with respect to any portion of the Commitment of any Non‑Extending Lender that has not been fully assumed by one or more Replacement Lenders, the Commitment Termination Date for such Lender with respect to such non-assumed portion of its Commitment shall remain unchanged, and (ii) with respect to any Loans of such Lender that have not been purchased by one or more Replacement Lenders, the applicable maturity date with respect to such non-purchased Loans shall remain unchanged and shall be repayable by the Borrower on such applicable maturity date without there being any requirement that any such repayment be shared with other Lenders. In addition, on the Extension Date, the Borrower agrees to pay all accrued and unpaid interest, fees and other amounts then due under this Agreement from the Borrower to each Lender consenting to the Extension Request, each Non‑Extending Lender and each Replacement Lender. Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any Non‑Extending Lender of any Eurodollar Advance prior to the last day of the Interest Period applicable thereto in accordance with this Section 2.12 shall be deemed to constitute a prepayment by the Borrower of such Eurodollar Advance.
2.13    Defaulting Lenders
Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
(a)    Facility Fees shall cease to accrue on the unfunded portion of the Commitment of such Defaulting Lender pursuant to Section 3.11;
(b)    the Commitment and Committed Credit Exposure of such Defaulting Lender shall not be included in determining whether all Lenders or the Required Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 11.1); provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which affects such Defaulting Lender differently than other affected Lenders, an increase, or extension of the Commitment Period, of the Commitment of a Defaulting Lender, a reduction in the principal amount owed to such Lender (other than by payment thereof)

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or an extension of the final maturity thereof, or a modification of this clause shall require the consent of such Defaulting Lender;
(c)    if any Swing Line Exposure or Letter of Credit Exposure exists at the time a Lender becomes a Defaulting Lender then:
(1)    all or any part of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure shall be reallocated among the non‑Defaulting Lenders in accordance with their respective Commitment Percentages but only to the extent that (A) the sum of all non‑Defaulting Lenders’ Committed Credit Exposures plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non‑Defaulting Lenders, does not exceed the total of all non‑Defaulting Lenders’ Commitments and (B) with respect to each non-Defaulting Lender, the sum of such non‑Defaulting Lender’s Committed Credit Exposure plus, without duplication, the amount of such Defaulting Lender’s Swing Line Exposure and Letter of Credit Exposure reallocated to such non‑Defaulting Lender, does not exceed such non‑Defaulting Lender’s Commitment; and
(2)    if the reallocation described in clause (1) above cannot, or can only partially, be effected, the Borrower shall within one Domestic Business Day following notice by the Administrative Agent (A) first, prepay such Swing Line Exposure and (B) second, cash collateralize such Defaulting Lender’s Letter of Credit Exposure (after giving effect to any partial reallocation pursuant to clause (1) above) in a manner satisfactory to the Administrative Agent and the Issuer for so long as such Letter of Credit Exposure is outstanding;
(3)    if the Borrower cash collateralizes any portion of such Defaulting Lender’s Letter of Credit Exposure pursuant to this Section 2.13(c), the Borrower shall not be required to pay any Letter of Credit Participation Fees to such Defaulting Lender pursuant to Section 3.12 with respect to such Defaulting Lender’s Letter of Credit Exposure during the period such Defaulting Lender’s Letter of Credit Exposure is cash collateralized; and
(4)    if the Swing Line Exposure or Letter of Credit Exposure of such Defaulting Lender is reallocated pursuant to this Section 2.13(c), then the fees payable to the Lenders pursuant to Section 3.11 and Section 3.12 shall be adjusted to give effect to such reallocation, and the Administrative Agent shall promptly notify the Lenders of any reallocation described in this Section 2.13(c).
(d)    so long as any Lender is a Defaulting Lender, the Swing Line Lender shall not be required to fund any Swing Line Loan and the Issuer shall not be required to issue, amend, extend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Commitments of the non‑Defaulting Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.13(c), and participating interests in any such newly issued or increased Letter of Credit or newly made Swing Line Loan shall be allocated among non‑Defaulting Lenders in a manner consistent with Section 2.13(c)(1) (and Defaulting Lenders shall not participate therein);

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(e)    any amount payable to such Defaulting Lender hereunder by (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 11.9 but excluding Section 3.13) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (1) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (1) second, pro rata, to the payment of any amounts owing by such Defaulting Lender to the Issuer or Swing Line Lender hereunder, (1) third, if so determined by the Administrative Agent or requested by the Issuer or Swing Line Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swing Line Loan or Letter of Credit, (1) fourth, to the funding of any Revolving Credit Loan (including any Mandatory Borrowing) in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (1) fifth, if so determined by the Administrative Agent and the Borrower, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any Revolving Credit Loans (including any Mandatory Borrowings) under this Agreement, (1) sixth, to the payment of any amounts owing to the Lenders or the Issuer or Swing Line Lender as a result of any final and non appealable judgment of a court of competent jurisdiction obtained by any Lender, Issuer or Swing Line Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (1) seventh, to the payment of any amounts owing to the Borrower as a result of any final and non appealable judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (1) eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is (x) a prepayment of the principal amount of any Revolving Credit Loan (including any Mandatory Borrowing) or Reimbursement Obligations in respect of drawings under Letters of Credit paid by the Issuer with respect to which a Defaulting Lender has funded its participation obligations and (y) made at a time when the conditions set forth in Section 6 are satisfied, such payment shall be applied solely to prepay the Revolving Credit Loans (including Mandatory Borrowings) of, and reimbursement obligations owed to, all non‑Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender; and
(f)    The Borrower shall have the right at any time during which a Lender is a Defaulting Lender to replace such Defaulting Lender pursuant to Section 3.13.

3.	PROCEEDS, PAYMENTS, CONVERSIONS, INTEREST, YIELD PROTECTION AND FEES

3.1	Disbursement of the Proceeds of the Loans
The Administrative Agent shall disburse the proceeds of the Loans (other than the Swing Line Loans) at its office specified in Section 11.2 by crediting to the Borrower’s general deposit account with the Administrative Agent the funds received from each Lender. Unless the Administrative Agent shall have received prior notice from a Lender (by telephone or otherwise, such notice to be confirmed by fax or other writing) that such Lender will not make available to

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the Administrative Agent such Lender’s Commitment Percentage of the Revolving Credit Loans, or the amount of any Competitive Bid Loan, to be made by it on a Borrowing Date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on such Borrowing Date in accordance with this Section 3.1, provided that, in the case of a Revolving Credit Loan, such Lender received notice thereof from the Administrative Agent in accordance with the terms hereof, and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such Borrowing Date a corresponding amount. If and to the extent such Lender shall not have so made such amount available to the Administrative Agent, such Lender and the Borrower severally agree to pay to the Administrative Agent, forthwith on demand, such corresponding amount (to the extent not previously paid by the other), together with interest thereon for each day from the date such amount is made available to the Borrower until the date such amount is paid to the Administrative Agent, at a rate per annum equal to, in the case of the Borrower, the applicable interest rate set forth in Section 3.4(a) and, in the case of such Lender, the Federal Funds Effective Rate from the date such payment is due until the third day after such date and, thereafter, at the Federal Funds Effective Rate plus 2%. Any such payment by the Borrower shall be without prejudice to its rights against such Lender. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender’s Loan as part of such Loans for purposes of this Agreement, which Loan shall be deemed to have been made by such Lender on the Borrowing Date applicable to such Loans.

3.2	Payments
(a)    Each payment, including each prepayment, of principal and interest on the Loans and of the Facility Fee and the Letter of Credit Participation Fee (collectively, together with all of the other fees to be paid to the Administrative Agent, the Lenders, the Issuer and the Swing Line Lender in connection with the Loan Documents, the “Fees”), and of all of the other amounts to be paid to the Administrative Agent and the Lenders in connection with the Loan Documents shall be made by the Borrower to the Administrative Agent at its office specified in Section 11.2 without setoff, deduction or counterclaim in funds immediately available in New York by 3:00 P.M. on the due date for such payment. The failure of the Borrower to make any such payment by such time shall not constitute a default hereunder, provided that such payment is made on such due date, but any such payment made after 3:00 P.M. on such due date shall be deemed to have been made on the next Domestic Business Day or Eurodollar Business Day, as the case may be, for the purpose of calculating interest on amounts outstanding on the Loans. If the Borrower has not made any such payment prior to 3:00 P.M., the Borrower hereby authorizes the Administrative Agent to deduct the amount of any such payment from such account(s) as the Borrower may from time to time designate in writing to the Administrative Agent, upon which the Administrative Agent shall apply the amount of such deduction to such payment. Promptly upon receipt thereof by the Administrative Agent, each payment of principal and interest on the: (i) Revolving Credit Loans shall be remitted by the Administrative Agent in like funds as received to each Lender (a) first, pro rata according to the amount of interest which is then due and payable to the Lenders, and (b) second, pro rata according to the amount of principal which is then due and payable to the Lenders, (ii) Competitive Bid Loans shall be remitted by the Administrative Agent in like funds as received to each applicable Lender and (iii) Swing Line Loans shall be remitted by the Administrative Agent in like funds as received to the Swing Line Lender. Each payment of the Facility Fee and the Letter of Credit

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Participation Fee payable to the Lenders shall be promptly transmitted by the Administrative Agent in like funds as received to each Lender pro rata according to such Lender’s Commitment Amount or, if the Commitments shall have terminated or been terminated, according to the outstanding principal amount of such Lender’s Revolving Credit Loans.
(b)    If any payment hereunder or under the Loans shall be due and payable on a day which is not a Domestic Business Day or Eurodollar Business Day, as the case may be, the due date thereof (except as otherwise provided in the definition of Eurodollar Interest Period or Competitive Interest Period) shall be extended to the next Domestic Business Day or Eurodollar Business Day, as the case may be, and (except with respect to payments in respect of the Facility Fee and the Letter of Credit Participation Fee) interest shall be payable at the applicable rate specified herein during such extension.

3.3	Conversions; Other Matters
(i)    The Borrower may elect at any time and from time to time to Convert one or more Eurodollar Advances to an ABR Advance by giving the Administrative Agent at least one Domestic Business Day’s prior irrevocable notice of such election, specifying the amount to be so Converted. In addition, the Borrower may elect at any time and from time to time to Convert an ABR Advance to any one or more new Eurodollar Advances or to Convert any one or more existing Eurodollar Advances to any one or more new Eurodollar Advances by giving the Administrative Agent no later than 10:00 a.m. at least two Eurodollar Business Days’ prior irrevocable notice, in the case of a Conversion to Eurodollar Advances, of such election, specifying the amount to be so Converted and the initial Interest Period relating thereto, provided that any Conversion of an ABR Advance to Eurodollar Advances shall only be made on a Eurodollar Business Day. The Administrative Agent shall promptly provide the Lenders with notice of each such election. Each Conversion of Loans from one Type to another shall be made pro rata according to the outstanding principal amount of the Loans of each Lender. ABR Advances and Eurodollar Advances may be Converted pursuant to this Section 3.3 in whole or in part, provided that the amount to be Converted to each Eurodollar Advance, when aggregated with any Eurodollar Advance to be made on such date in accordance with Section 2.1 and having the same Interest Period as such first Eurodollar Advance, shall equal no less than $10,000,000 or an integral multiple of $1,000,000 in excess thereof.
(j)    Notwithstanding anything in this Agreement to the contrary, the Borrower shall not have the right to elect to Convert any existing ABR Advance to a new Eurodollar Advance or to Convert any existing Eurodollar Advance to a new Eurodollar Advance if (i) a Default or Event of Default under Section 9.1(a), Section 9.1(b), Section 9.1(h), Section 9.1(i) or Section 9.1(j) shall then exist, or (ii) any other Event of Default shall then exist and the Administrative Agent shall have notified the Borrower at the request of the Required Lenders that no ABR Advance or Eurodollar Advance may be Converted to a new Eurodollar Advance. In such event, such ABR Advance shall be automatically continued as an ABR Advance or such Eurodollar Advance shall be automatically Converted to an ABR Advance on the last day of the Interest Period applicable to such Eurodollar Advance. The foregoing shall not affect any other rights or remedies that the Administrative Agent or any Lender may have under this Agreement or any other Loan Document.

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(k)    Each Conversion shall be effected by each Lender by applying the proceeds of each new ABR Advance or Eurodollar Advance, as the case may be, to the existing Advance (or portion thereof) being Converted (it being understood that such Conversion shall not constitute a borrowing for purposes of Section 4, Section 5 or Section 6).
(l)    Notwithstanding any other provision of any Loan Document:
(i)    if the Borrower shall have failed to elect a Eurodollar Advance under Section 2.3 or this Section 3.3, as the case may be, in connection with any borrowing of new Revolving Credit Loans or expiration of an Interest Period with respect to any existing Eurodollar Advance, the amount of the Revolving Credit Loans subject to such borrowing or such existing Eurodollar Advance shall thereafter be an ABR Advance until such time, if any, as the Borrower shall elect a new Eurodollar Advance pursuant to this Section 3.3,
(ii)    the Borrower shall not be permitted to select a Eurodollar Advance the Interest Period in respect of which ends later than the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, and
(iii)    the Borrower shall not be permitted to have more than 15 Eurodollar Advances and Competitive Bid Loans, in the aggregate, outstanding at any one time, it being understood and agreed that each borrowing of Eurodollar Advances or Competitive Bid Loans pursuant to a single Borrowing Request or Competitive Bid Request, as the case may be, shall constitute the making of one Eurodollar Advance or Competitive Bid Loan for the purpose of calculating such limitation.

3.4	Interest Rates and Payment Dates
(a)    Prior to Maturity. Except as otherwise provided in Section 3.4(b) and Section 3.4(c), the Loans shall bear interest on the unpaid principal balance thereof at the applicable interest rate or rates per annum set forth below:

LOANS	RATE
Revolving Credit Loans constituting ABR Advances	Alternate Base Rate applicable thereto plus the Applicable Margin.
Revolving Credit Loans constituting Eurodollar Advances	Eurodollar Rate applicable thereto plus the Applicable Margin.
Competitive Bid Loans	Fixed rate of interest applicable thereto accepted by the Borrower pursuant to Section 2.4(d).
Swing Line Loans	Negotiated Rate applicable thereto as provided in Section 2.2(a).

(b)    After Maturity, Late Payment Rate. After maturity, whether by acceleration, notice of intention to prepay or otherwise, the outstanding principal balance of each Loan shall bear

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interest at the applicable interest rate on such Loan plus 2% per annum until paid (whether before or after the entry of any judgment thereon). Any payment of principal or interest on the Loans, Fees or other amounts payable by Borrower under the Loan Documents not paid on the date when due and payable shall bear interest, in the case of principal or interest on a Loan, at the applicable interest rate on such Loan plus 2% per annum and, in the case of any Fees or other amounts, at the Alternate Base Rate plus the Applicable Margin plus 2% per annum, in each case from the due date thereof until the date such payment is made (whether before or after the entry of any judgment thereon).
(c)    Highest Lawful Rate. Notwithstanding anything to the contrary contained in this Agreement, at no time shall the interest rate payable to any Lender on any of its Loans, together with the Fees and all other amounts payable hereunder to such Lender to the extent the same constitute or are deemed to constitute interest, exceed the Highest Lawful Rate. If in respect of any period during the term of this Agreement, any amount paid to any Lender hereunder, to the extent the same shall (but for the provisions of this Section 3.4) constitute or be deemed to constitute interest, would exceed the maximum amount of interest permitted by the Highest Lawful Rate during such period (such amount being hereinafter referred to as an “Unqualified Amount”), then (i) such Unqualified Amount shall be applied or shall be deemed to have been applied as a prepayment of the Loans of such Lender, and (ii) if, in any subsequent period during the term of this Agreement, all amounts payable hereunder to such Lender in respect of such period which constitute or shall be deemed to constitute interest shall be less than the maximum amount of interest permitted by the Highest Lawful Rate during such period, then the Borrower shall pay to such Lender in respect of such period an amount (each a “Compensatory Interest Payment”) equal to the lesser of (x) a sum which, when added to all such amounts, would equal the maximum amount of interest permitted by the Highest Lawful Rate during such period, and (y) an amount equal to the aggregate sum of all Unqualified Amounts less all other Compensatory Interest Payments.
(d)    General. Interest shall be payable in arrears on each Interest Payment Date, on the Commitment Termination Date and, to the extent provided in Section 2.7(b), upon each prepayment of the Loans. Any change in the interest rate on the Loans resulting from an increase or a decrease in the Alternate Base Rate or any reserve requirement shall become effective as of the opening of business on the day on which such change shall become effective. The Administrative Agent shall, as soon as practicable, notify the Borrower and the Lenders of the effective date and the amount of each change in the BNY Mellon Rate, but any failure to so notify shall not in any manner affect the obligation of the Borrower to pay interest on the Loans in the amounts and on the dates set forth herein. Each determination by the Administrative Agent of the Alternate Base Rate, the Eurodollar Rate and the Competitive Rate pursuant to this Agreement shall be conclusive and binding on the Borrower absent manifest error. The Borrower acknowledges that to the extent interest payable on the Loans is based on the Alternate Base Rate, such rate is only one of the bases for computing interest on loans made by the Lenders, and by basing interest payable on ABR Advances on the Alternate Base Rate, the Lenders have not committed to charge, and the Borrower has not in any way bargained for, interest based on a lower or the lowest rate at which the Lenders may now or in the future make extensions of credit to other Persons. All interest (other than interest calculated with reference to the BNY Mellon Rate) shall be calculated on the basis of a 360‑day year for the actual number of days elapsed, and all interest determined with reference to the BNY

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Mellon Rate shall be calculated on the basis of a 365/366‑day year for the actual number of days elapsed.

3.5	Indemnification for Loss
Notwithstanding anything contained herein to the contrary, if: (i) the Borrower shall fail to borrow a Eurodollar Advance or if the Borrower shall fail to Convert a Eurodollar Advance after it shall have given notice to do so in which it shall have requested a Eurodollar Advance pursuant to Section 2.3 or Section 3.3, as the case may be, (ii) the Borrower shall fail to borrow a Competitive Bid Loan after it shall have accepted any offer with respect thereto in accordance with Section 2.4 or a Swing Line Loan after it shall have agreed to a Negotiated Rate with respect thereto in accordance with Section 2.2(a), (iii) a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan shall be terminated for any reason prior to the last day of the Interest Period applicable thereto (other than the termination of a Swing Line Loan resulting from a Mandatory Borrowing at a time when no Default or Event of Default shall exist), (iv) any repayment or prepayment of the principal amount of a Eurodollar Advance, Competitive Bid Loan or Swing Line Loan is made for any reason on a date which is prior to the last day of the Interest Period applicable thereto (other than the repayment or prepayment of a Swing Line Loan resulting from a Mandatory Borrowing at a time when no Default or Event of Default shall exist), (v) the Borrower shall have revoked a notice of prepayment or notice of termination of the Commitments, the Swing Line Commitment and the Letter of Credit Commitment that was conditioned upon the effectiveness of other credit facilities pursuant to Section 2.6 or Section 2.7, or (vi) a Eurodollar Advance is assigned other than on the last day of the Interest Period applicable thereto as a result of an increase in the Aggregate Commitment Amount pursuant to Section  2.6(d) or a replacement of a Lender pursuant to clause (x) or (z) of Section 3.13, then the Borrower agrees to indemnify each Lender against, and to pay on demand directly to such Lender the amount (calculated by such Lender using any method chosen by such Lender which is customarily used by such Lender for such purpose) equal to any loss or expense suffered by such Lender as a result of such failure to borrow or Convert, or such termination, repayment, prepayment or revocation, including any loss, cost or expense suffered by such Lender in liquidating or employing deposits acquired to fund or maintain the funding of such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, or redeploying funds prepaid or repaid, in amounts which correspond to such Eurodollar Advance, Competitive Bid Loan or Swing Line Loan, as the case may be, and any reasonable internal processing charge customarily charged by such Lender in connection therewith.

3.6	Reimbursement for Costs, Etc.
If at any time or from time to time there shall occur a Regulatory Change and the Issuer or any Lender shall have reasonably determined that such Regulatory Change (i) shall have had or will thereafter have the effect of reducing (A) the rate of return on the Issuer’s or such Lender’s capital or liquidity or the capital or liquidity of any Person directly or indirectly owning or controlling the Issuer or such Lender (each a “Control Person”), or (B) the asset value (for capital or liquidity purposes) to the Issuer, such Lender or such Control Person, as applicable, of the Reimbursement Obligations, or any participation therein, or the Loans, or any participation therein, in any case to a level below that which the Issuer, such Lender or such Control Person could have achieved or would thereafter be able to achieve but for such Regulatory Change (after taking into

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account the Issuer’s, such Lender’s or such Control Person’s policies regarding capital), (ii) will impose, modify or deem applicable any reserve, asset, special deposit or special assessment requirements on deposits obtained in the interbank eurodollar market in connection with the Loan Documents (excluding, with respect to any Eurodollar Advance, any such requirement which is included in the determination of the rate applicable thereto), (iii) will subject the Issuer, such Lender or such Control Person, as applicable, to any tax (documentary, stamp or otherwise) with respect to this Agreement, any Note, or any Reimbursement Agreement, or (iv) will change the basis of taxation of payments to the Issuer, such Lender or such Control Person, as applicable, of principal, interest or fees payable under the Loan Documents (except, in the case of clauses (iii) and (iv) above, for any tax or changes in the rate of tax on the Issuer’s, such Lender’s or such Control Person’s net income) then, in each such case, within ten days after demand by the Issuer or such Lender, as applicable, the Borrower shall pay to the Issuer, such Lender or such Control Person, as the case may be, such additional amount or amounts as shall be sufficient to compensate the Issuer, such Lender or such Control Person, as the case may be, for any such reduction, reserve or other requirement, tax, loss, cost or expense (excluding general administrative and overhead costs) (collectively, “Costs”) attributable to the Issuer’s, such Lender’s or such Control Person’s compliance during the term hereof with such Regulatory Change, but only if such Costs are generally applicable to (and for which reimbursement is generally being sought by the Issuer, such Lender or such Control Person, as applicable, in respect of) credit transactions similar to this transaction from similarly situated borrowers (which are parties to credit or loan documentation containing a provision similar to this Section 3.6), as determined by the Issuer or such Lender, as applicable, in its reasonable discretion. The Issuer and each Lender may make multiple requests for compensation under this Section 3.6.
Notwithstanding the foregoing, the Borrower will not be required to compensate any Lender for any Costs under this Section 3.6 arising prior to 45 days preceding the date of demand, unless the applicable Regulatory Change giving rise to such Costs is imposed retroactively. In the case of retroactivity, such notice shall be provided to the Borrower not later than 45 days from the date that such Lender learned of such Regulatory Change. The Borrower’s obligation to compensate such Lender shall be contingent upon the provision of such timely notice (but any failure by such Lender to provide such timely notice shall not affect the Borrower’s obligations with respect to (i) Costs incurred from the date as of which such Regulatory Change became effective to the date that is 45 days after the date such Lender reasonably should have learned of such Regulatory Change and (ii) Costs incurred following the provision of such notice).

3.7	Illegality of Funding
Notwithstanding any other provision hereof, if any Lender shall reasonably determine that any law, regulation, treaty or directive, or any change therein or in the interpretation or application thereof, shall make it unlawful for such Lender to make or maintain any Eurodollar Advance as contemplated by this Agreement, such Lender shall promptly notify the Borrower and the Administrative Agent thereof, and (a) the commitment of such Lender to make such Eurodollar Advances or Convert ABR Advances to such Eurodollar Advances shall forthwith be suspended, (b) such Lender shall fund its portion of each requested Eurodollar Advance as an ABR Advance and (c) such Lender’s Loans then outstanding as such Eurodollar Advances, if any, shall be Converted

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automatically to an ABR Advance on the last day of the then current Interest Period applicable thereto or at such earlier time as may be required. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section 3.7 and such Lender shall have obtained actual knowledge that it is once again legal for such Lender to make or maintain Eurodollar Advances, such Lender shall promptly notify the Administrative Agent and the Borrower thereof and, upon receipt of such notice by each of the Administrative Agent and the Borrower, such Lender’s commitment to make or maintain Eurodollar Advances shall be reinstated. If the commitment of any Lender with respect to Eurodollar Advances is suspended pursuant to this Section 3.7, such suspension shall not otherwise affect such Lender’s Commitment.

3.8	Option to Fund; Substituted Interest Rate
(d)    Each Lender has indicated that, if the Borrower requests a Swing Line Loan, a Eurodollar Advance or a Competitive Bid Loan, such Lender may wish to purchase one or more deposits in order to fund or maintain its funding of its Commitment Percentage of such Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan during the Interest Period with respect thereto; it being understood that the provisions of this Agreement relating to such funding are included only for the purpose of determining the rate of interest to be paid in respect of such Swing Line Loan, Eurodollar Advance or Competitive Bid Loan and any amounts owing under Section 3.5 and Section 3.6. The Swing Line Lender and each Lender shall be entitled to fund and maintain its funding of all or any part of each Swing Line Loan, Eurodollar Advance and Competitive Bid Loan in any manner it sees fit, but all such determinations hereunder shall be made as if such Lender had actually funded and maintained its Commitment Percentage of each Eurodollar Advance or its Swing Line Loan or Competitive Bid Loan, as the case may be, during the applicable Interest Period through the purchase of deposits in an amount equal to the amount of its Commitment Percentage of such Eurodollar Advance or the amount of such Swing Line Loan or Competitive Bid Loan, as the case may be, and having a maturity corresponding to such Interest Period. Each Lender may fund its Loans from or for the account of any branch or office of such Lender as such Lender may choose from time to time, subject to Section 3.10.
(e)    In the event that (i) the Administrative Agent shall have determined in good faith (which determination shall be conclusive and binding upon the Borrower) that Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period or if by reason of circumstances affecting the interbank eurodollar market adequate and reasonable means do not exist for ascertaining the Eurodollar Rate applicable pursuant to Section 2.3 or Section 3.3, or (ii) the Required Lenders shall have notified the Administrative Agent that they have in good faith determined (which determination shall be conclusive and binding on the Borrower) that the applicable Eurodollar Rate will not adequately and fairly reflect the cost to such Lenders of maintaining or funding loans bearing interest based on such Eurodollar Rate with respect to any portion of the Loans that the Borrower has requested be made as Eurodollar Advances or any Eurodollar Advance that will result from the requested conversion of any portion of the Loans into Eurodollar Advances (each, an “Affected Advance”), the Administrative Agent shall promptly notify the Borrower and the Lenders (by telephone or otherwise, to be promptly confirmed in writing) of such determination on or, to the extent practicable, prior to the requested Borrowing Date or conversion date for such Affected Advances. If the Administrative Agent shall

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give such notice, (A) any Affected Advances shall be made as ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans), (B) the Loans (or any portion thereof) that were to have been Converted to Affected Advances shall be Converted to or continued as ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans), and (C) any outstanding Affected Advances shall be Converted, on the last day of the then current Interest Period with respect thereto, to ABR Advances (or, subject to the terms and conditions hereof, Competitive Bid Loans). Until any notice under clauses (i) or (ii), as the case may be, of this Section 3.8(b) has been withdrawn by the Administrative Agent (by notice to the Borrower) promptly upon either (x) the Administrative Agent having determined that such circumstances affecting the relevant market no longer exist and that adequate and reasonable means do exist for determining the Eurodollar Rate pursuant to Section 2.3 or Section 3.3, or (y) the Administrative Agent having been notified by such Required Lenders that circumstances no longer render the Loans (or any portion thereof) Affected Advances, no further Eurodollar Advances shall be required to be made by the Lenders nor shall the Borrower have the right to Convert all or any portion of the Loans to Eurodollar Advances.

3.9	Certificates of Payment and Reimbursement
Each Issuer and each Lender agrees, in connection with any request by it for payment or reimbursement pursuant to Section 3.5 or Section 3.6, to provide the Borrower with a certificate, signed by an officer of the Issuer or such Lender, as the case may be, setting forth a description in reasonable detail of any such payment or reimbursement. Each determination by the Issuer and each Lender of such payment or reimbursement shall be conclusive absent manifest error.

3.10	Taxes; Net Payments
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of the Borrower hereunder or under any other Loan Document shall be made free and clear of and without reduction or withholding for any Indemnified Taxes or Other Taxes, provided that if the Borrower shall be required by applicable law to deduct any Indemnified Taxes (including any Other Taxes) from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.10) the Administrative Agent, Lender or Issuer, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.
(b)    Payment of Other Taxes by the Borrower. Without limiting the provisions of paragraph (a) above, the Borrower shall timely pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.
(c)    Indemnification by the Borrower. The Borrower shall indemnify the Administrative Agent, each Lender and the Issuer, within 30 days after demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 3.10) paid by the Administrative Agent, such Lender or the Issuer, as the case may be, and, without duplication, any

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penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender or the Issuer (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender or the Issuer, shall be conclusive absent manifest error. After any Lender or the Issuer (as the case may be) learns of the imposition of any Indemnified Taxes or Other Taxes, such Lender or the Issuer (as the case may be) will as soon as reasonable practicable notify the Borrower thereof; provided that the failure to provide Borrower with such notice shall not release the Borrower from its indemnification obligations under this Section 3.10.
(d)    Evidence of Payments. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders. Any Lender that is entitled to an exemption from or reduction of withholding Tax under the law of the jurisdiction in which the Borrower is resident for Tax purposes, or any treaty to which such jurisdiction is a party, with respect to payments hereunder or under any other Loan Document shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.

Without limiting the generality of the foregoing, any Foreign Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter (i) if such Foreign Lender shall determine that any applicable form or certification has expired or will then expire or has or will then become obsolete or incorrect or that an event has occurred that requires or will then require a change in the most recent form or certification previously delivered by it to Borrower and the Administrative Agent and (ii) upon the request of the Borrower or the Administrative Agent, but only if such Foreign Lender is legally entitled to do so), whichever of the following is applicable:
(i)    duly completed copies of Internal Revenue Service Form W-8BEN claiming eligibility for benefits of an income Tax treaty to which the United States of America is a party,
(ii)    duly completed copies of Internal Revenue Service Form W-8ECI,

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(iii)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Internal Revenue Code, (x) a certificate (a “United States Tax Compliance Certificate”) to the effect that such Foreign Lender is not (A) a “bank” within the meaning of Section 881(c)(3)(A) of the Internal Revenue Code, (B) a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Internal Revenue Code, (C) a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Internal Revenue Code or (D) engaged in the conduct of a trade or business within the United States to which the interest payment is effectively connected and (y) duly completed copies of Internal Revenue Service Form W-8BEN,
(iv)    to the extent a Foreign Lender is not the beneficial owner (for example, where the Foreign Lender is a partnership or participating Lender granting a typical participation), a complete and executed IRS Form W-8IMY, accompanied by a Form W-8ECI, W-8BEN, a United States Tax Compliance Certificate, IRS Form W-9 and/or other certification documents from each beneficial owner, as applicable; provided that, if the Foreign Lender is a partnership (and not a participating Lender) and one or more partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender shall provide a United States Tax Compliance Certificate, on behalf of such beneficial owner(s) in lieu of requiring each beneficial owner to provide its own certificate, or
(v)    any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in United States Federal withholding Tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower to determine the withholding or deduction required to be made.
If a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause, “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Without limiting the foregoing, upon request of the Administrative Agent or the Borrower, each Lender and Issuer that is a “United States person” within the meaning of Section 7701(a)(30) of the Internal Revenue Code that lends to the Borrower (each, a “U.S. Lender”) shall deliver to the Administrative Agent and the Borrower two duly signed, properly completed copies of IRS Form W-9 on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), certifying that such U.S. Lender is entitled to an exemption from United States backup withholding, or any successor form.

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(f)    Treatment of Certain Refunds. If the Administrative Agent, a Lender or the Issuer determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section 3.10, it shall pay to the Borrower an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section 3.10 with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, such Lender or the Issuing Bank, as the case may be, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Borrower, upon the request of the Administrative Agent, such Lender or the Issuing Bank, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, such Lender or the Issuing Bank in the event the Administrative Agent, such Lender or the Issuing Bank is required to repay such refund to such Governmental Authority. This paragraph shall not be construed to require the Administrative Agent, any Lender or the Issuer to make available its Tax returns (or any other information relating to its taxes that it deems confidential) to the Borrower or any other Person.
(g)    Designation of a Different Lending Office. If any Lender requests compensation under Section 3.6, or requires the Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to this Section 3.10, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 3.6 or this  Section 3.10, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.11	Facility Fees
The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Facility Fee”) during the period commencing on the Effective Date and ending on the Expiration Date, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter during which the Facility Fee shall commence to accrue, and on the Expiration Date, at a rate per annum equal to the Applicable Margin of (a) prior to the Commitment Termination Date or such earlier date upon which all of the Commitments shall have been terminated in accordance with Section 2.6, the Commitment Amount of such Lender (whether used or unused), and (b) thereafter, the sum of (i) the outstanding principal balance of all Revolving Credit Loans of such Lender, (ii) such Lender’s Swing Line Exposure and (iii) such Lender’s Letter of Credit Exposure. Notwithstanding anything to the contrary contained in this Section 3.11, on and after the Commitment Termination Date, the Facility Fee shall be payable upon demand. In addition, upon each reduction of the Aggregate Commitment Amount, the Borrower shall pay the Facility Fee accrued on the amount

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of such reduction through the date of such reduction. The Facility Fee shall be computed on the basis of a 360‑day year for the actual number of days elapsed.

3.12	Letter of Credit Participation Fee
The Borrower agrees to pay to the Administrative Agent for the pro rata account of each Lender a fee (the “Letter of Credit Participation Fee”) with respect to the Letters of Credit during the period commencing on the Effective Date and ending on the Commitment Termination Date or, if later, the date when the Letter of Credit Exposure of all Lenders is $0, payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the last day of the calendar quarter in which the Effective Date shall have occurred, and on the last date of such period, at a rate per annum equal to (i) in the case of standby Letters of Credit, the Applicable Margin of the average daily aggregate amount which may be drawn under all standby Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage, and (ii) in the case of commercial Letters of Credit, the Applicable Margin of the average daily aggregate amount which may be drawn under all commercial Letters of Credit during such period (whether or not the conditions for drawing thereunder have or may be satisfied) multiplied by such Lender’s Commitment Percentage. The Letter of Credit Participation Fee shall be computed on the basis of a 360‑day year for the actual number of days elapsed.

3.13	Replacement of Lender
If (x) the Borrower is obligated to pay to any Lender any amount under Section 3.6 or Section 3.10, the Borrower shall have the right within 90 days thereafter, (y) any Lender shall be a Defaulting Lender, the Borrower shall have the right at any time during which such Lender shall remain a Defaulting Lender, or (z) any Lender shall have not consented to an Extension Request, the Borrower shall have the right at any time on the relevant Extension Date, in each case in accordance with the requirements of Section 11.7(b) and only if no Default or Event of Default shall exist, to replace such Lender (the “Replaced Lender”) with one or more Eligible Assignees (each a “Replacement Lender”), reasonably acceptable to the Administrative Agent, the Swing Line Lender and the Issuer, provided that (i) at the time of any replacement pursuant to this Section 3.13, the Replacement Lender shall enter into one or more Assignment and Assumptions pursuant to Section 11.7(b) (with the processing and recordation fee referred to in Section 11.7(b) payable pursuant to said Section 11.7(b) to be paid by the Replacement Lender) pursuant to which the Replacement Lender shall acquire the Commitment, the outstanding Loans, the Swing Line Exposure and the Letter of Credit Exposure of the Replaced Lender and, in connection therewith, shall pay the following: (a) to the Replaced Lender, an amount equal to the sum of (A) an amount equal to the principal of, and all accrued interest on, all outstanding Loans and Swing Line Participation Amounts of the Replaced Lender, (B) an amount equal to all drawings on all Letters of Credit that have been funded by (and not reimbursed to) such Replaced Lender, together with all then unpaid interest with respect thereto at such time, and (C) an amount equal to all accrued, but unpaid, fees owing to the Replaced Lender, (b) to the Issuer, an amount equal to such Replaced Lender’s Commitment Percentage of all drawings (which at such time remain unpaid drawings) to the extent such amount was not funded by such Replaced Lender, (c) to the Swing Line Lender, an amount equal to such Replaced Lender’s Commitment Percentage of any Mandatory Borrowing to

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the extent such amount was not funded by such Replaced Lender, and (d) to the Administrative Agent an amount equal to all amounts owed by such Replaced Lender to the Administrative Agent under this Agreement, including, without limitation, an amount equal to the principal of, and all accrued interest on, all outstanding Loans of the Replaced Lender, a corresponding amount of which was made available by the Administrative Agent to the Borrower pursuant to Section 3.1 and which has not been repaid to the Administrative Agent by such Replaced Lender or the Borrower, and (ii) all obligations of the Borrower owing to the Replaced Lender (other than those specifically described in clause (i) above in respect of which the assignment purchase price has been, or is concurrently being, paid) shall be paid in full to such Replaced Lender concurrently with such replacement. Upon the execution of the respective Assignment and Acceptance Agreements and the payment of amounts referred to in clauses (i) and (ii) of this Section 3.13, the Replacement Lender shall become a Lender hereunder and the Replaced Lender shall cease to constitute a Lender hereunder, except with respect to indemnification provisions under this Agreement that are intended to survive the termination of the Commitments and the repayment of the Loans. Solely for the purpose of calculating break funding payments under Section 3.5, the assignment by any Replaced Lender of any Eurodollar Advance prior to the last day of the Interest Period applicable thereto pursuant to clause (x) or (z) of this Section 3.13 shall be deemed to constitute a prepayment by the Borrower of such Eurodollar Advance.

4.	REPRESENTATIONS AND WARRANTIES
In order to induce the Administrative Agent, the Lenders and the Issuer to enter into this Agreement, the Lenders to make the Loans and the Issuer to issue Letters of Credit, the Borrower hereby makes the following representations and warranties to the Administrative Agent, the Lenders and the Issuer:

4.1	Existence and Power
Each of the Borrower and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation (except, in the case of the Subsidiaries, where the failure to be in such good standing could not reasonably be expected to have a Material Adverse effect), has all requisite corporate power and authority to own its Property and to carry on its business as now conducted, and is qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which it owns or leases real Property or in which the nature of its business requires it to be so qualified (except those jurisdictions where the failure to be so qualified or to be in good standing could not reasonably be expected to have a Material Adverse effect).

4.2	Authority
The Borrower has full corporate power and authority to enter into, execute, deliver and perform the terms of the Loan Documents, all of which have been duly authorized by all proper and necessary corporate action and are not in contravention of any applicable law or the terms of its Certificate of Incorporation and By‑Laws. No consent or approval of, or other action by, shareholders of the Borrower, any Governmental Authority, or any other Person (which has not already been obtained) is required to authorize in respect of the Borrower, or is required in connection

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with the execution, delivery, and performance by the Borrower of the Loan Documents or is required as a condition to the enforceability of the Loan Documents against the Borrower.

4.3	Binding Agreement
The Loan Documents constitute the valid and legally binding obligations of the Borrower, enforceable in accordance with their respective terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by equitable principles relating to the availability of specific performance as a remedy.

4.4	Litigation
As of the Effective Date, there are no actions, suits, arbitration proceedings or claims (whether purportedly on behalf of the Borrower, any Subsidiary or otherwise) pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary or any of their respective Properties, or maintained by the Borrower or any Subsidiary, at law or in equity, before any Governmental Authority which could reasonably be expected to have a Material Adverse effect. There are no proceedings pending or, to the knowledge of the Borrower, threatened against the Borrower or any Subsidiary (a) which call into question the validity or enforceability of any Loan Document, or otherwise seek to invalidate, any Loan Document, or (b) which might, individually or in the aggregate, materially and adversely affect any of the transactions contemplated by any Loan Document.

4.5	No Conflicting Agreements
(c)    Neither the Borrower nor any Subsidiary is in default under any agreement to which it is a party or by which it or any of its Property is bound the effect of which could reasonably be expected to have a Material Adverse effect. No notice to, or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Borrower of the Loan Documents.
(d)    No provision of any existing material mortgage, material indenture, material contract or material agreement or of any existing statute, rule, regulation, judgment, decree or order binding on the Borrower or any Subsidiary or affecting the Property of the Borrower or any Subsidiary conflicts with, or requires any consent which has not already been obtained under, or would in any way prevent the execution, delivery or performance by the Borrower of the terms of, any Loan Document. The execution, delivery or performance by the Borrower of the terms of each Loan Document will not constitute a default under, or result in the creation or imposition of, or obligation to create, any Lien upon the Property of the Borrower or any Subsidiary pursuant to the terms of any such mortgage, indenture, contract or agreement.

4.6	Taxes
The Borrower and each Subsidiary has filed or caused to be filed all tax returns, and has paid, or has made adequate provision for the payment of, all taxes shown to be due and payable on said returns or in any assessments made against them, the failure of which to file or pay could

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reasonably be expected to have a Material Adverse effect, and no tax Liens (other than Liens permitted under Section 8.2) have been filed against the Borrower or any Subsidiary and no claims are being asserted with respect to such taxes which are required by GAAP to be reflected in the Financial Statements and are not so reflected, except for taxes which have been assessed but which are not yet due and payable. The charges, accruals and reserves on the books of the Borrower and each Subsidiary with respect to all federal, state, local and other taxes are considered by the management of the Borrower to be adequate, and the Borrower knows of no unpaid assessment which (a) could reasonably be expected to have a Material Adverse effect, or (b) is or might be due and payable against it or any Subsidiary or any Property of the Borrower or any Subsidiary, except such thereof as are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP or which have been assessed but are not yet due and payable.

4.7	Compliance with Applicable Laws; Filings
Neither the Borrower nor any Subsidiary is in default with respect to any judgment, order, writ, injunction, decree or decision of any Governmental Authority which default could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary is complying with all applicable statutes, rules and regulations of all Governmental Authorities, a violation of which could reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary has filed or caused to be filed with all Governmental Authorities all reports, applications, documents, instruments and information required to be filed pursuant to all applicable laws, rules, regulations and requests which, if not so filed, could reasonably be expected to have a Material Adverse effect.

4.8	Governmental Regulations
The Borrower is not subject to regulation under the Investment Company Act of 1940, as amended, and is not subject to any statute or regulation which regulates the incurrence of Indebtedness.

4.9	Federal Reserve Regulations; Use of Proceeds
The Borrower is not engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of the Loans or the Letters of Credit has been or will be used, directly or indirectly, and whether immediately, incidentally or ultimately, for a purpose which violates any law, rule or regulation of any Governmental Authority, including, without limitation, the provisions of Regulations T, U or X of the Board of Governors of the Federal Reserve System, as amended. Anything in this Agreement to the contrary notwithstanding, neither the Issuer nor any Lender shall be obligated to extend credit to or on behalf of the Borrower in violation of any limitation or prohibition provided by any applicable law, regulation or statute, including said Regulation U. Following application of the proceeds of each Loan and the issuance of each Letter of Credit, not more than 25% (or such greater or lesser percentage as is provided in the exclusions from the definition of “Indirectly Secured” contained in said Regulation U as in effect at the time of the

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making of such Loan or issuance of such Letter of Credit) of the value of the assets of the Borrower and the Subsidiaries on a Consolidated basis that are subject to Section 8.2 will be Margin Stock. In addition, no part of the proceeds of any Loan or Letter of Credit will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, to make a loan to any director or executive officer of the Borrower or any Subsidiary.

4.10	No Misrepresentation
No representation or warranty contained in any Loan Document and no certificate or written report furnished by the Borrower to the Administrative Agent or any Lender pursuant to any Loan Document contains or will contain, as of its date, a misstatement of material fact, or omits or will omit to state, as of its date, a material fact required to be stated in order to make the statements therein contained, when taken as a whole, not misleading in the light of the circumstances under which made (it being understood that the Borrower makes no representation or warranty hereunder with respect to any projections or other forward looking information).

4.11	Plans
Each Employee Benefit Plan of the Borrower, each Subsidiary and each ERISA Affiliate is in compliance with ERISA and the Internal Revenue Code, where applicable, except where the failure to so comply would not be material. The Borrower, each Subsidiary and each ERISA Affiliate have complied with the material requirements of Section 515 of ERISA with respect to each Pension Plan which is a Multiemployer Plan, except where the failure to so comply would not be material. The Borrower, each Subsidiary and each ERISA Affiliate has, as of the date hereof, made all contributions or payments to or under each Pension Plan required by law or the terms of such Pension Plan or any contract or agreement. No liability to the PBGC has been, or is reasonably expected by the Borrower, any Subsidiary or any ERISA Affiliate to be, incurred by the Borrower, any Subsidiary or any ERISA Affiliate. Liability, as referred to in this Section 4.11, includes any joint and several liability, but excludes any current or, to the extent it represents future liability in the ordinary course, any future liability for premiums under Section 4007 of ERISA. Each Employee Benefit Plan which is a group health plan within the meaning of Section 5000(b)(1) of the Internal Revenue Code is in material compliance with the continuation of health care coverage requirements of Section 4980B of the Internal Revenue Code and with the portability, nondiscrimination and other requirements of Sections 9801, 9802, 9803, 9811 and 9812 of the Internal Revenue Code.

4.12	Environmental Matters
Neither the Borrower nor any Subsidiary (a) has received written notice or otherwise learned of any claim, demand, action, event, condition, report or investigation indicating or concerning any potential or actual liability which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, arising in connection with (i) any non‑compliance with or violation of the requirements of any applicable federal, state or local environmental health or safety statute or regulation, or (ii) the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the environment, (b) to the best knowledge of the Borrower, has any threatened or actual liability in connection with the release or threatened release of any toxic or hazardous waste, substance or constituent, or other substance into the

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environment which individually or in the aggregate could reasonably be expected to have a Material Adverse effect, (c) has received notice of any federal or state investigation evaluating whether any remedial action is needed to respond to a release or threatened release of any toxic or hazardous waste, substance or constituent or other substance into the environment for which the Borrower or any Subsidiary is or would be liable, which liability would reasonably be expected to have a Material Adverse effect, or (d) has received notice that the Borrower or any Subsidiary is or may be liable to any Person under the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq., or any analogous state law, which liability would reasonably be expected to have a Material Adverse effect. The Borrower and each Subsidiary is in compliance with the financial responsibility requirements of federal and state environmental laws to the extent applicable, including those contained in 40 C.F.R., parts 264 and 265, subpart H, and any analogous state law, except in those cases in which the failure so to comply would not reasonably be expected to have a Material Adverse effect.

4.13	Financial Statements
The Borrower has heretofore delivered to the Lenders through the Administrative Agent copies of the audited Consolidated Balance Sheet of the Borrower and its Subsidiaries as of December 31, 2012, and the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for the fiscal year then ended. The financial statements referred to immediately above, including all related notes and schedules, are herein referred to collectively as the “Financial Statements”. The Financial Statements fairly present, in all material respects, the Consolidated financial condition and results of the operations of the Borrower and the Subsidiaries as of the dates and for the periods indicated therein and, except as noted therein, have been prepared in conformity with GAAP as then in effect. Neither the Borrower nor any of the Subsidiaries has any obligation or liability of any kind (whether fixed, accrued, contingent, unmatured or otherwise) which, in accordance with GAAP as then in effect, should have been disclosed in the Financial Statements and was not. During the period from January 1, 2013 to and including the Effective Date, there was no Material Adverse change, including as a result of any change in law, in the consolidated financial condition, operations, business or Property of the Borrower and the Subsidiaries taken as a whole.

5.	[INTENTIONALLY OMITTED]

6.	CONDITIONS OF LENDING ‑ ALL LOANS AND LETTERS OF CREDIT
The obligation of each Lender on any Borrowing Date to make each Revolving Credit Loan (other than a Revolving Credit Loan constituting a Mandatory Borrowing), the Swing Line Lender to make each Swing Line Loan, the Issuer to issue each Letter of Credit and any Lender to make a Competitive Bid Loan are subject to the fulfillment of the following conditions precedent:

6.1	Compliance
On each Borrowing Date, and after giving effect to the Loans to be made or the Letters of Credit to be issued on such Borrowing Date, (a) there shall exist no Default or Event of

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Default, and (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Borrowing Date, except those which are expressly specified to be made as of an earlier date.

6.2	Requests
The Administrative Agent shall have received either or both, as applicable, of a Borrowing Request or a Letter of Credit Request from the Borrower.

6.3	Loan Closings
All documents required by the provisions of this Agreement to have been executed or delivered by the Borrower to the Administrative Agent, any Lender or the Issuer on or before the applicable Borrowing Date shall have been so executed or delivered on or before such Borrowing Date.

7.	AFFIRMATIVE COVENANTS
The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums payable under the Loan Documents, the Borrower will:

7.1	Legal Existence
Except as may otherwise be permitted by Section 8.3 and Section 8.4, maintain, and cause each Subsidiary to maintain, its corporate existence in good standing in the jurisdiction of its incorporation or formation and in each other jurisdiction in which the failure so to do could reasonably be expected to have a Material Adverse effect, except that the corporate existence of Subsidiaries may be terminated if (i) such Subsidiaries operate closing or discontinued operations or (ii) if the Borrower determines in good faith that such termination is in the best interests of the Borrower and is not materially disadvantageous to the Lenders.

7.2	Taxes
Pay and discharge when due, and cause each Subsidiary so to do, all taxes, assessments, governmental charges, license fees and levies upon or with respect to the Borrower and such Subsidiary, and upon the income, profits and Property thereof unless, and only to the extent, that either (i)(a) such taxes, assessments, governmental charges, license fees and levies shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (b) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor, or (ii) the failure to pay or discharge such taxes, assessments, governmental charges, license fees and levies could not reasonably be expected to have a Material Adverse effect.

7.3	Insurance

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Keep, and cause each Subsidiary to keep, insurance with responsible insurance companies in such amounts and against such risks as is usually carried by the Borrower or such Subsidiary.

7.4	Performance of Obligations
Pay and discharge promptly when due, and cause each Subsidiary so to do, all lawful Indebtedness, obligations and claims for labor, materials and supplies or otherwise which, if unpaid, could reasonably be expected to (a) have a Material Adverse effect, or (b) become a Lien on the Property of the Borrower or any Subsidiary, except those Liens permitted under Section 8.2, provided that neither the Borrower nor such Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such Indebtedness, obligation or claim so long as (i) the validity thereof shall be contested in good faith and by appropriate proceedings diligently conducted by the Borrower or such Subsidiary, and (ii) such reserve or other appropriate provision as shall be required by GAAP shall have been made therefor.

7.5	Condition of Property
Except for ordinary wear and tear, at all times, maintain, protect and keep in good repair, working order and condition, all material Property necessary for the operation of its business (other than Property which is replaced with similar Property) as then being operated, and cause each Subsidiary so to do.

7.6	Observance of Legal Requirements
Observe and comply in all material respects, and cause each Subsidiary so to do, with all laws, ordinances, orders, judgments, rules, regulations, certifications, franchises, permits, licenses, directions and requirements of all Governmental Authorities, which now or at any time hereafter may be applicable to it or to such Subsidiary, a violation of which could reasonably be expected to have a Material Adverse effect.

7.7	Financial Statements and Other Information
Maintain, and cause each Subsidiary to maintain, a standard system of accounting in accordance with GAAP, and furnish to the Administrative Agent for distribution to the Lenders:
(e)    As soon as available and, in any event, within 90 days after the close of each fiscal year, a copy of (x) the Borrower’s 10‑K in respect of such fiscal year, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such fiscal year, and (ii) the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows, as of and through the end of such fiscal year, setting forth in each case in comparative form the corresponding figures in respect of the previous fiscal year, all in reasonable detail, and accompanied by a report of the Borrower’s auditors, which report shall state that (A) such auditors audited such financial statements, (B) such audit was made in accordance with generally accepted auditing standards in effect at the time and provides a reasonable basis for such opinion, and (C) said financial statements have been prepared in accordance with GAAP;

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(f)    As soon as available, and in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year, a copy of (x) the Borrower’s 10‑Q in respect of such fiscal quarter, and (y) (i) the Borrower’s Consolidated Balance Sheet as of the end of such quarter and (ii) the related Consolidated Statements of Operations, Shareholders’ Equity and Cash Flows for (A) such quarter and (B) the period from the beginning of the then current fiscal year to the end of such quarter, in each case in comparable form with the prior fiscal year, all in reasonable detail and prepared in accordance with GAAP (without footnotes and subject to year‑end adjustments);
(g)    Simultaneously with the delivery of the financial statements required by clauses (a) and (b) above, a certificate of the chief financial officer or treasurer of the Borrower certifying that no Default or Event of Default shall have occurred or be continuing or, if so, specifying in such certificate all such Defaults and Events of Default, and setting forth computations in reasonable detail demonstrating compliance with Section 8.1 and Section 8.9.
(h)    Prompt notice upon the Borrower becoming aware of any change in a Pricing Level;
(i)    Promptly upon becoming available, copies of all regular or periodic reports (including current reports on Form 8‑K) which the Borrower or any Subsidiary may now or hereafter be required to file with or deliver to the Securities and Exchange Commission, or any other Governmental Authority succeeding to the functions thereof;
(j)    Prompt written notice of: (i) any citation, summons, subpoena, order to show cause or other order naming the Borrower or any Subsidiary a party to any proceeding before any Governmental Authority which could reasonably be expected to have a Material Adverse effect, and include with such notice a copy of such citation, summons, subpoena, order to show cause or other order, (ii) any lapse or other termination of any license, permit, franchise or other authorization issued to the Borrower or any Subsidiary by any Governmental Authority, (iii) any refusal by any Governmental Authority to renew or extend any license, permit, franchise or other authorization, and (iv) any dispute between the Borrower or any Subsidiary and any Governmental Authority, which lapse, termination, refusal or dispute, referred to in clause (ii), (iii) or (iv) above, could reasonably be expected to have a Material Adverse effect;
(k)    Prompt written notice of the occurrence of (i) each Default, (ii) each Event of Default and (iii) each Material Adverse change;
(l)    Promptly upon receipt thereof, copies of any audit reports delivered in connection with the statements referred to in Section 7.7(a);
(m)    From time to time, such other information regarding the financial position or business of the Borrower and the Subsidiaries as the Administrative Agent, at the request of any Lender, may reasonably request; and
(n)    Prompt written notice of such other information with documentation required by bank regulatory authorities under applicable “know your customer” and Anti‑Money Laundering

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rules and regulations (including, without limitation, the Patriot Act), as from time to time may be reasonably requested by the Administrative Agent or any Lender.
Information required to be delivered pursuant to (x) this Section 7.7 shall be deemed to have been delivered if such information shall have been posted by the Administrative Agent on a Debtdomain, IntraLinks, Syndtrak or similar electronic system (the “Platform”) to which each Lender has been granted access and (y) clauses (a), (b) and (e) of this Section 7.7 shall be deemed delivered to the Administrative Agent and to the Lenders when available on the Borrower’s website at http://www.cvscaremark.com or the website of the U.S. Securities and Exchange Commission at http://www.sec.gov. Information delivered pursuant to Section 7.7 may also be delivered by electronic communications pursuant to procedures approved by the Administrative Agent.
The Borrower hereby acknowledges that the Administrative Agent and/or the Joint Lead Arrangers and Joint Bookrunners will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform.

7.8	Records
Upon reasonable notice and during normal business hours, permit representatives of the Administrative Agent and each Lender to visit the offices of the Borrower and each Subsidiary, to examine the books and records (other than tax returns and work papers related to tax returns) thereof and auditors’ reports relating thereto, to discuss the affairs of the Borrower and each Subsidiary with the respective officers thereof, and to meet and discuss the affairs of the Borrower and each Subsidiary with the Borrower’s auditors.

7.9	Authorizations
Maintain and cause each Subsidiary to maintain, in full force and effect, all copyrights, patents, trademarks, trade names, franchises, licenses, permits, applications, reports, and other authorizations and rights, which, if not so maintained, would individually or in the aggregate have a Material Adverse effect.

8.	NEGATIVE COVENANTS
The Borrower covenants and agrees that on and after the Effective Date and until the later to occur of (a) the Commitment Termination Date and (b) the payment in full of the Loans, the Reimbursement Obligations, the Fees and all other sums which are payable under the Loan Documents, the Borrower will not:

8.1	Subsidiary Indebtedness
Permit the Indebtedness of all Subsidiaries (excluding Indebtedness under capital leases incurred in connection with a sale leaseback transaction) to exceed (on a combined basis) 15% of Net Tangible Assets.

8.2	Liens

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Create, incur, assume or suffer to exist any Lien against or on any Property now owned or hereafter acquired by the Borrower or any of the Subsidiaries, or permit any of the Subsidiaries so to do, except any one or more of the following types of Liens: (a) Liens in connection with workers’ compensation, unemployment insurance or other social security obligations (which phrase shall not be construed to refer to ERISA or the minimum funding obligations under Section 412 of the Code), (b) Liens to secure the performance of bids, tenders, letters of credit, contracts (other than contracts for the payment of Indebtedness), leases, statutory obligations, surety, customs, appeal, performance and payment bonds and other obligations of like nature, in each such case arising in the ordinary course of business, (c) mechanics’, workmen’s, carriers’, warehousemen’s, materialmen’s, landlords’ or other like Liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith and by appropriate proceedings diligently conducted, (d) Liens for taxes, assessments, fees or governmental charges the payment of which is not required by Section 7.2, (e) easements, rights of way, restrictions, leases of Property to others, easements for installations of public utilities, title imperfections and restrictions, zoning ordinances and other similar encumbrances affecting Property which in the aggregate do not materially impair its use for the operation of the business of the Borrower or such Subsidiary, (f) Liens on Property of the Subsidiaries under capital leases and Liens on Property of the Subsidiaries acquired (whether as a result of purchase, capital lease, merger or other acquisition) and either existing on such Property when acquired, or created contemporaneously with or within 12 months of such acquisition to secure the payment or financing of the purchase price of such Property (including the construction, development, substantial repair, alteration or improvement thereof), and any renewals thereof, provided that such Liens attach only to the Property so purchased or acquired (including any such construction, development, substantial repair, alteration or improvement thereof) and provided further that the Indebtedness secured by such Liens is permitted by Section 8.1, (g) statutory Liens in favor of lessors arising in connection with Property leased to the Borrower or any of the Subsidiaries, (h) Liens of attachments, judgments or awards against the Borrower or any of the Subsidiaries with respect to which an appeal or proceeding for review shall be pending or a stay of execution or bond shall have been obtained, or which are otherwise being contested in good faith and by appropriate proceedings diligently conducted, and in respect of which adequate reserves shall have been established in accordance with GAAP on the books of the Borrower or such Subsidiary, (i) Liens securing Indebtedness of a Subsidiary to the Borrower or another Subsidiary, (j) Liens (other than Liens permitted by any of the foregoing clauses) arising in the ordinary course of its business which do not secure Indebtedness and do not, in the aggregate, materially detract from the value of the business of the Borrower and its Subsidiaries, taken as a whole, and (k) additional Liens securing Indebtedness of the Borrower and the Subsidiaries in an aggregate outstanding Consolidated principal amount not exceeding 15% of Net Tangible Assets.

8.3	Dispositions
Make any Disposition, or permit any of its Subsidiaries so to do, of all or substantially all of the assets of the Borrower and the Subsidiaries on a Consolidated basis.

8.4	Merger or Consolidation, Etc.
The Borrower will not consolidate with, be acquired by, or merge into or with any Person unless (x) immediately after giving effect thereto no Default or Event of Default shall or

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would exist and (y) either (i) the Borrower or (ii) a corporation organized and existing under the laws of one of the States of the United States of America shall be the survivor of such consolidation or merger, provided that if the Borrower is not the survivor, the corporation which is the survivor shall expressly assume, pursuant to an instrument executed and delivered to the Administrative Agent, and in form and substance satisfactory to the Administrative Agent, all obligations of the Borrower under the Loan Documents and the Administrative Agent shall have received such documents, opinions and certificates as it shall have reasonable requested in connection therewith.

8.5	Acquisitions
Make any Acquisition, or permit any of the Subsidiaries so to do, except any one or more of the following: (a) Intercompany Dispositions permitted by Section 8.3 and (b) Acquisitions by the Borrower or any of the Subsidiaries, provided that immediately before and after giving effect to each such Acquisition no Event of Default shall or would exist.

8.6	Restricted Payments
Make any Restricted Payment or permit any of the Subsidiaries so to do, except any one or more of the following Restricted Payments: (a) any direct or indirect Subsidiary may make dividends or other distributions to the Borrower or to any other direct or indirect Subsidiary or otherwise ratably with respect to its stock or other equity interests, and (b) the Borrower may make Restricted Payments, provided that, in the case of this clause (b), immediately before and after giving effect thereto, no Event of Default shall or would exist.

8.7	Limitation on Upstream Dividends by Subsidiaries
Permit or cause any of the Subsidiaries to enter into or agree, or otherwise be or become subject, to any agreement, contract or other arrangement (other than this Agreement) with any Person (each a “Restrictive Agreement”) pursuant to the terms of which (a) such Subsidiary is or would be prohibited from declaring or paying any cash dividends on any class of its stock owned directly or indirectly by the Borrower or any of the other Subsidiaries or from making any other distribution on account of any class of any such stock (herein referred to as “Upstream Dividends”), or (b) the declaration or payment of Upstream Dividends by a Subsidiary to the Borrower or another Subsidiary, on an annual or cumulative basis, is or would be otherwise limited or restricted (“Dividend Restrictions”). Notwithstanding the foregoing, nothing in this Section 8.7 shall prohibit:
(iv)    Dividend Restrictions set forth in any Restrictive Agreement in effect on the date hereof and any extensions, refinancings, renewals or replacements thereof, provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(v)    Dividend Restrictions existing with respect to any Person acquired by the Borrower or any Subsidiary and existing at the time of such acquisition, which Dividend Restrictions are not applicable to any Person or the property or assets of any Person other than such Person or its property or assets acquired, and any extensions, refinancings, renewals or replacements

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of any of the foregoing, provided that the Dividend Restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the Lenders than those Dividend Restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;
(vi)    Dividend Restrictions consisting of customary net worth, leverage and other financial covenants, customary covenants regarding the merger of or sale of stock or assets of a Subsidiary, customary restrictions on transactions with affiliates, and customary subordination provisions governing Indebtedness owed to the Borrower or any Subsidiary, in each case contained in, or required by, any agreement governing Indebtedness incurred by a Subsidiary in accordance with Section 8.1; or
(vii)    Dividend Restrictions contained in any other credit agreement so long as such Dividend Restrictions are no more restrictive than those contained in this Agreement (including Dividend Restrictions contained in the Existing 2012 Credit Agreement and the Existing 2013 Credit Agreement).

8.8	Limitation on Negative Pledges
Enter into any agreement, other than (i) this Agreement, (ii) any other credit agreement that is substantially similar to this Agreement, (iii) purchase money financings or capital leases permitted by this Agreement (in which cases, any prohibition or limitation shall only be effective against the assets financed thereby), (iv) customary restrictions and conditions contained in agreements relating to the Disposition of a Subsidiary, property or assets pending such Disposition, provided such restrictions and conditions apply only to such Subsidiary, property or assets, (v) restrictions and conditions contained in documentation relating to a Subsidiary acquired after the Effective Date, provided that such restriction or condition (x) existed at the time such Person became a Subsidiary and was not created in contemplation of or in connection with such Person becoming a Subsidiary and (y) applies only to such Subsidiary, and (vi) customary provisions in leases, licenses and other contracts restricting or conditioning the assignment or encumbrance thereof, including, without limitation, licenses and sublicenses of patents, trademarks, copyrights and similar intellectually property rights, or permit any Subsidiary so to do, which prohibits or limits the ability of the Borrower or such Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its Property or revenues, whether now owned or hereafter acquired, to secure the obligations of the Borrower hereunder.

8.9	Ratio of Consolidated Indebtedness to Total Capitalization
Permit its ratio of Consolidated Indebtedness to Total Capitalization at the end of any fiscal quarter to exceed 0.6 : 1.0.

9.	DEFAULT

9.1	Events of Default
The following shall each constitute an “Event of Default” hereunder:

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(d)    The failure of the Borrower to make any payment of principal on any Loan or any reimbursement payment in respect of any Letter of Credit when due and payable; or
(e)    The failure of the Borrower to make any payment of interest on any Loan or of any Fee on any date when due and payable and such default shall continue unremedied for a period of 5 Domestic Business Days after the same shall be due and payable; or
(f)    The failure of the Borrower to observe or perform any covenant or agreement contained in Section 2.5, Section 7.1 or in Section 8; or
(g)    The failure of the Borrower to observe or perform any other covenant or agreement contained in this Agreement, and such failure shall have continued unremedied for a period of 30 days after the Borrower shall have become aware of such failure; or
(h)    An Event of Default (as defined in any Reimbursement Agreement) shall occur under any Reimbursement Agreement; or
(i)    Any representation or warranty of the Borrower (or of any of its officers on its behalf) made in any Loan Document, or made in any certificate, report, opinion (other than an opinion of counsel) or other document delivered on or after the date hereof shall in any such case prove to have been incorrect or misleading (whether because of misstatement or omission) in any material respect when made; or
(j)    (i) Obligations in an aggregate Consolidated amount in excess of $50,000,000 of the Borrower (other than its obligations hereunder and under the Notes) and the Subsidiaries, whether as principal, guarantor, surety or other obligor, for the payment of any Indebtedness or any net liability under interest rate swap, collar, exchange or cap agreements, (A) shall become or shall be declared to be due and payable prior to the expressed maturity thereof, or (B) shall not be paid when due or within any grace period for the payment thereof, or (ii) any holder of any such obligations shall have the right to declare the Indebtedness evidenced thereby due and payable prior to its stated maturity; or
(k)    An involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Subsidiary or its debts, or of a substantial part of its assets, under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered; or
(l)    The Borrower or any Subsidiary shall (1) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (1) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Section 9.1, (1) apply for or consent to the appointment

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of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (1) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (1) make a general assignment for the benefit of creditors or (1) take any action for the purpose of effecting any of the foregoing; or
(m)    The Borrower or any Subsidiary shall (i) suspend or discontinue its business (except for store closings in the ordinary course of business and except in connection with a permitted Disposition under Section 8.3 and as may otherwise be expressly permitted herein), or (ii) generally not be paying its debts as such debts become due, or (iii) admit in writing its inability to pay its debts as they become due; or
(n)    Judgments or decrees in an aggregate Consolidated amount in excess of $50,000,000 against the Borrower and the Subsidiaries shall remain unpaid, unstayed on appeal, undischarged, unbonded or undismissed for a period of 60 days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Subsidiary to enforce any such judgment; or
(o)    After the Effective Date a Change of Control shall occur; or
(p)    (i) Any Termination Event shall occur (x) with respect to any Pension Plan (other than a Multiemployer Plan) or (y) with respect to any other retirement plan subject to Section 302 of ERISA or Section 412 of the Internal Revenue Code, which plan, during the five year period prior to such Termination Event, was the responsibility in whole or in part of the Borrower, any Subsidiary or any ERISA Affiliate, provided that this clause (y) shall only apply if, in connection with such Termination Event, it is reasonably likely that liability in an aggregate Consolidated amount in excess of $50,000,000 will be imposed upon the Borrower, any Subsidiary or any ERISA Affiliate; (ii) any Accumulated Funding Deficiency, whether or not waived, in an aggregate Consolidated amount in excess of $50,000,000 shall exist with respect to any Pension Plan (other than that portion of a Multiemployer Plan’s Accumulated Funding Deficiency to the extent such Accumulated Funding Deficiency is attributable to employers other than Borrower, any Subsidiary or any ERISA Affiliate); (iii) any Person shall engage in any Prohibited Transaction involving any Employee Benefit Plan; (iv) the Borrower, any Subsidiary or any ERISA Affiliate shall fail to pay when due an amount which is payable by it to the PBGC or to a Pension Plan (including a Multiemployer Plan) under Title IV of ERISA; (v) the imposition of any tax under Section 4980(B)(a) of the Internal Revenue Code; or (vi) the assessment of a civil penalty with respect to any Employee Benefit Plan under Section 502(c) of ERISA; in each case, to the extent such event or condition would have a Material Adverse effect.

9.2	Remedies
(f)    Upon the occurrence of an Event of Default or at any time thereafter during the continuance of an Event of Default, the Administrative Agent, at the written request of the Required Lenders, shall notify the Borrower that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment have been terminated and/or that all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents have been declared immediately due and payable,

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provided that upon the occurrence of an Event of Default under Section 9.1(h), (i) or (j) with respect to the Borrower, the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall automatically terminate and all of the Loans, the Notes and the Reimbursement Obligations and all accrued and unpaid interest on any thereof and all other amounts owing under the Loan Documents shall become immediately due and payable without declaration or notice to the Borrower. To the fullest extent not prohibited by law, except for the notice provided for in the preceding sentence, the Borrower expressly waives any presentment, demand, protest, notice of protest or other notice of any kind in connection with the Loan Documents and its obligations thereunder. To the fullest extent not prohibited by law, the Borrower further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or similar law, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of the Loan Documents.
(g)    In the event that the Commitments, the Swing Line Commitment and the Letter of Credit Commitment shall have been terminated or all of the Loans, the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, (i) the Borrower shall forthwith deposit an amount equal to the Letter of Credit Exposure in a cash collateral account with and under the exclusive control of the Administrative Agent, and (ii) the Administrative Agent, the Issuer and the Lenders agree, among themselves, that any funds received from or on behalf of the Borrower under any Loan Document by the Issuer or any Lender (except funds received by the Issuer or any Lender as a result of a purchase from the Issuer or such Lender, as the case may be, pursuant to the provisions of Section 11.9(b)) shall be remitted to the Administrative Agent, and shall be applied by the Administrative Agent in payment of the Loans, the Reimbursement Obligations and the other obligations of the Borrower under the Loan Documents in the following manner and order: (1) first, to the payment or reimbursement of the Administrative Agent, the Issuer and the Lenders, in that order, for any fees, expenses or amounts (other than the principal of and interest on the Reimbursement Obligations) due from the Borrower pursuant to the provisions of Section 11.5 and the Reimbursement Agreements, (2) second, to the payment of the Fees, (3) third, to the payment of any other fees, expenses or amounts (other than the principal of and interest on the Loans and the Notes and the Reimbursement Obligations) payable by the Borrower to the Administrative Agent, the Issuer or any of the Lenders under the Loan Documents, (4) fourth, to the payment, pro rata according to the outstanding principal balance of the Loans and the Letter of Credit Exposure of each Lender, of interest due on the Loans and the Reimbursement Obligations, (5) fifth, to the payment, pro rata according to the sum of (A) the aggregate outstanding principal balance of the Loans of each Lender plus (B) the aggregate outstanding balance of the Reimbursement Obligations of each Lender, of the aggregate outstanding principal balance of the Loans and the aggregate outstanding balance of the Reimbursement Obligations, and (6) sixth, any remaining funds shall be paid to whosoever shall be entitled thereto or as a court of competent jurisdiction shall direct.
(h)    In the event that the Loans and the Notes and the Reimbursement Obligations shall have been declared due and payable pursuant to the provisions of this Section 9.2, the Administrative Agent upon the written request of the Required Lenders, shall proceed to enforce the Reimbursement Obligations and the rights of the holders of the Loans and the Notes by suit in equity, action at law and/or other appropriate proceedings, whether for payment or the specific

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performance of any covenant or agreement contained in the Loan Documents. In the event that the Administrative Agent shall fail or refuse so to proceed, the Issuer and each Lender shall be entitled to take such action as the Required Lenders shall deem appropriate to enforce its rights under the Loan Documents.

10.	AGENT
10.1    Appointment and Authority
Each Credit Party hereby irrevocably appoints BNY Mellon to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto. The provisions of this Section 10 are solely for the benefit of the Administrative Agent and the Credit Parties and the Borrower shall have no rights as a third party beneficiary of any of such provisions.
10.2    Rights as a Lender
The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower, any of its Subsidiaries or any other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders.
10.3    Exculpatory Provisions
(a)    The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, the Administrative Agent:
(1)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(2)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Loan Document or applicable law; and

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(3)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower, any of its Subsidiaries or any Affiliate thereof that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.
(b)    The Administrative Agent shall not be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Section 11.1 and Section 9) or (ii) in the absence of its own gross negligence or willful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until notice describing such Default is given to the Administrative Agent by the Borrower, a Lender or the Issuer.
(c)    The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (1) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (1) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (1) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (1) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document or (1) the satisfaction of any condition set forth in Section 5 or Section 6 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.
10.4    Reliance by Administrative Agent
The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan or the issuance of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuer, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuer unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuer prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accounting firm and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accounting firm or experts.

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10.5    Delegation of Duties
The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub‑agents appointed by the Administrative Agent. The Administrative Agent and any such sub‑agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Section 10 shall apply to any such sub‑agent and to the Related Parties of the Administrative Agent and any such sub‑agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.
10.6    Resignation of Administrative Agent
The Administrative Agent may at any time give notice of its resignation to the Credit Parties and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, subject to, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), to appoint a successor, which shall be a bank with an office in New York, New York, or an Affiliate of any such bank with an office in New York, New York. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Credit Parties, appoint a successor Administrative Agent meeting the qualifications set forth above, subject to, so long as no Default or Event of Default has occurred and is continuing, the consent of the Borrower (such consent not to be unreasonably withheld or delayed), provided that if the Administrative Agent shall notify the Borrower and the Credit Parties that no qualifying Person has accepted such appointment, then such resignation shall nonetheless become effective in accordance with such notice and (1) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents and (1) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Credit Party directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this paragraph). The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring Administrative Agent’s resignation hereunder and under the other Loan Documents, the provisions of this Section 10 and Section 11.5 shall continue in effect for the benefit of such retiring Administrative Agent, its sub‑agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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10.7    Non‑Reliance on Administrative Agent and Other Credit Parties
Each Credit Party acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Credit Agreement. Each Credit Party also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Credit Party or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Credit Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
10.8    No Other Duties, etc.
Anything herein to the contrary notwithstanding, none of the Joint Bookrunners, the Joint Lead Arrangers, the Co-Documentation Agents or the Co-Syndication Agents listed on the cover page hereof shall have any powers, duties or responsibilities under this Credit Agreement or any of the other Loan Documents, except in its capacity, as applicable, as the Administrative Agent, a Lender or the Issuer hereunder.

11.	OTHER PROVISIONS

11.1	Amendments, Waivers, Etc.
With the written consent of the Required Lenders, the Administrative Agent and the Borrower may, from time to time, enter into written amendments, supplements or modifications of the Loan Documents and, with the written consent of the Required Lenders, the Administrative Agent on behalf of the Lenders may execute and deliver to any such parties a written instrument waiving or consenting to the departure from, on such terms and conditions as the Administrative Agent may specify in such instrument, any of the requirements of the Loan Documents or any Default or Event of Default and its consequences, provided that no such amendment, supplement, modification, waiver or consent shall (i) increase the Commitment Amount of any Lender without the consent of such Lender (provided that no waiver of a Default or Event of Default shall be deemed to constitute such an increase), (ii) extend the Commitment Period without the consent of each Lender directly affected thereby, (iii) reduce the amount, or extend the time of payment, of the Fees without the consent of each Lender directly affected thereby, (iv) reduce the rate, or extend the time of payment of, interest on any Revolving Credit Loan, any Note or any Reimbursement Obligation (other than the applicability of any post‑default increase in such rate of interest) without the consent of each Lender directly affected thereby, (v) reduce the amount, or extend the time of payment of any payment of any Reimbursement Obligation or principal on any Revolving Credit Loan or any Note without the consent of each Lender directly affected thereby, (vi) decrease or forgive the principal amount of any Revolving Credit Loan, any Note or any Reimbursement Obligation without the consent of each Lender directly affected thereby, (vii) consent to any assignment or delegation by the Borrower of any of its rights or obligations under any Loan Document without the consent of each Lender, (viii) change the provisions of this Section 11.1 without the consent of each Lender, (ix) change the definition of Required Lenders without the consent of each Lender, (x) change the

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several nature of the obligations of the Lenders without the consent of each Lender, (xi) change the sharing provisions among Lenders without the consent of each Lender directly affected thereby, or (xii) extend the expiration date of a Letter of Credit beyond the Commitment Termination Date without the consent of each Lender. Notwithstanding the foregoing, no such amendment, supplement, modification, waiver or consent shall (A) amend, modify or waive any provision of Section 10 or otherwise change any of the rights or obligations of the Administrative Agent, the Issuer or the Swing Line Lender under any Loan Document without the written consent of the Administrative Agent, the Issuer or the Swing Line Lender, as the case may be, (B) change the Letter of Credit Commitment, change the amount or the time of payment of the Letter of Credit Commissions, or change any other term or provision which relates to the Letter of Credit Commitment or the Letters of Credit without the written consent of the Issuer, (C) change the Swing Line Commitment, change the amount or the time of payment of the Swing Line Loans or interest thereon or change any other term or provision which relates to the Swing Line Commitment or the Swing Line Loans without the written consent of the Swing Line Lender or (D) change the amount or the time of payment of any Competitive Bid Loan or interest thereon without the written consent of the Lender holding such Competitive Bid Loan. Any such amendment, supplement, modification, waiver or consent shall apply equally to each of the Lenders and shall be binding upon the parties to the applicable Loan Document, the Lenders, the Administrative Agent and all future holders of the Loans and the Notes and the Reimbursement Obligations. In the case of any waiver, the Borrower, the Lenders and the Administrative Agent shall be restored to their former position and rights under the Loan Documents, but any Default or Event of Default waived shall not extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

11.2	Notices
(d)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile, as follows:
If to the Borrower:
CVS Caremark Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:    Carol A. DeNale
        Treasury Department
Facsimile:    (401) 770‑5768
Telephone:    (401) 770‑4407
with a copy, in the case of a notice of Default or Event of Default, to:
CVS Caremark Corporation
1 CVS Drive
Woonsocket, Rhode Island 02895
Attention:    Legal Department

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Facsimile:    (401) 765‑7887
Telephone:    (401) 765‑1500
If to the Administrative Agent, the Swing Line Lender and the Issuer:
in the case of each Borrowing Request, each notice of prepayment under Section 2.7, each Letter of Credit Request, each Competitive Bid Request, each Competitive Bid, and each Competitive Bid Accept/Reject Letter:
The Bank of New York Mellon
6023 Airport Road
Oriskany, New York 13424
Attention:    Terri Shank,
        Trade and Loan Ops
Facsimile:    (315) 765-4533
Telephone:    (315) 765‑4114,
and in all other cases:
The Bank of New York Mellon
500 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:    Jeff Dickson
Facsimile:    (412) 234-8087
Telephone:    (412) 234-2216
and
The Bank of New York Mellon
500 Grant Street
Pittsburgh, Pennsylvania 15219
Attention:    Clifford Mull
Facsimile:    (412) 234-8087
Telephone:    (412) 234-1346.
If to any Lender: to it at its address (or facsimile number) set forth in its Administrative Questionnaire.
(e)    Electronic Communications. Notices and other communications to the Credit Parties hereunder may be delivered or furnished by electronic communication (including e‑mail and internet or intranet websites) pursuant to procedures approved by the Administrative Agent, provided that the foregoing shall not apply to notices to any Credit Party pursuant to Section 2 and Section 3.3 if such Credit Party has notified the Administrative Agent that it is incapable of receiving notices under such Sections by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder

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by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e‑mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” or “read requested” function, as available, return e‑mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Domestic Business Day for the recipient, and (ii) notices or communications posted to an internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e‑mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
(f)    Change of Address. Any party hereto may change its address, facsimile number or e‑mail address for notices and other communications hereunder by notice to the other parties hereto (or, in the case of any Lender, by notice to the Administrative Agent and the Borrower). All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt, provided that any such notice or communication that is not received on a Domestic Business Day during the normal business hours of the recipient shall be deemed received at the opening of business on the next Domestic Business Day. Any party to a Loan Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

11.3	No Waiver; Cumulative Remedies
No failure to exercise and no delay in exercising, on the part of the Administrative Agent, any Lender or the Issuer, any right, remedy, power or privilege under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege under any Loan Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Loan Documents are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

11.4	Survival of Representations and Warranties
All representations and warranties made in the Loan Documents and in any document, certificate or statement delivered pursuant thereto or in connection therewith shall survive the execution and delivery of the Loan Documents.

11.5	Payment of Expenses and Taxes; Indemnified Liabilities
The Borrower agrees, promptly upon presentation of a statement or invoice therefor setting forth in reasonable detail the items thereof, and whether any Loan is made or Letter of Credit is issued, (a) to pay or reimburse the Administrative Agent and its Affiliates for all its reasonable costs and expenses actually incurred in connection with the development, syndication, preparation

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and execution of, and any amendment, waiver, consent, supplement or modification to, the Loan Documents, any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, whether such Loan Documents or any such amendment, waiver, consent, supplement or modification to the Loan Documents or any documents prepared in connection therewith are executed and whether the transactions contemplated thereby are consummated, including the reasonable fees and disbursements of Special Counsel, (b) to pay, indemnify, and hold the Administrative Agent, the Lenders and the Issuer harmless from any and all recording and filing fees and any and all liabilities and penalties with respect to, or resulting from any delay (other than penalties to the extent attributable to the negligence of the Administrative Agent, the Lenders or the Issuer, as the case may be, in failing to pay such fees, liabilities or penalties when due) which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Loan Documents and any such other documents, and (c) to pay, reimburse, indemnify and hold each Indemnified Person harmless from and against any and all other liabilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements of any kind or nature whatsoever (including reasonable counsel fees and disbursements of counsel (including the allocated costs of internal counsel) and such local counsel as may be required) actually incurred with respect to the enforcement, performance of, and preservation of rights under, the Loan Documents (all the foregoing, collectively, the “Indemnified Liabilities”) and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Borrower agrees to make the maximum payment permitted under applicable law, provided that the Borrower shall have no obligation hereunder to pay Indemnified Liabilities to an Indemnified Person to the extent arising from its gross negligence or willful misconduct. The agreements in this Section 11.5 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.

11.6	Lending Offices
Each Lender shall have the right at any time and from time to time to transfer any Loan to a different office of such Lender, subject to Section 3.10.

11.7	Successors and Assigns
(a)    Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (1) to an assignee in accordance with the provisions of paragraph (b) of this Section 11.7, (1) by way of participation in accordance with the provisions of paragraph (d) of this Section 11.7 or (1) by way of pledge or assignment of a security interest subject to the restrictions of paragraph (f) of this Section 11.7 (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in paragraph (d) of this Section 11.7 and, to the extent

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expressly contemplated hereby, the Related Parties of each Credit Party) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it); provided that any such assignment shall be subject to the following conditions:
(1)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment Amount or Swing Line Commitment and the Loans and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in paragraph (b)(1)(A) of this Section 11.7, the Commitment Amount or Swing Line Commitment (which for this purpose includes the Loans of the assigning Lender outstanding thereunder and obligations in respect of its Letter of Credit Exposure and Swing Line Exposure at the time owing to it thereunder) or, if the Commitment or Swing Line Commitment of the assigning Lender is not then in effect, the principal outstanding balance of the Loans and the Letter of Credit Exposure and Swing Line Exposure of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date) shall not be less than $5,000,000, unless each of the Administrative Agent and, so long as no Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed).
(2)    Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans, Letter of Credit Exposure and Swing Line Exposure or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations in respect of Competitive Bid Loans on a non‑pro rata basis.
(3)    Required Consents. No consent shall be required for any assignment except to the extent required by paragraph (b)(1)(B) of this Section 11.7 and, in addition:
(A)    the consent of the Borrower (such consent not to be unreasonably withheld or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund;

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(B)    the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for assignments in respect of an unfunded or revolving facility if such assignment is to a Person that is not a Lender with a Commitment in respect of such facility, an Affiliate of such Lender or an Approved Fund with respect to such Lender; and
(C)    the consent of the Issuer (such consent not to be unreasonably withheld or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding) and the Swing Line Lender (such consent not to be unreasonably withheld or delayed) shall be required for any assignment in respect of the revolving facility.
(4)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500, and the assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire.
(5)    No Assignment to Certain Parties. No such assignment shall be made to the Borrower, any of its Subsidiaries or any of their respective Affiliates.
(6)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to paragraph (c) of this Section 11.7, from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Section 3.6, Section 3.7, and Section 11.10 with respect to facts and circumstances occurring prior to the effective date of such assignment. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (d) of this Section 11.7.
(c)    Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at one of its offices in New York, New York a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available

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for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(d)    Participations. Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person, the Borrower, any of its Subsidiaries or any of their respective Affiliates) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment, Letter of Credit Exposure, Swing Line Exposure and/or the Loans, Letter of Credit Exposure or Swing Line Exposure owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and each Credit Party shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver which requires the consent of all Lenders or all affected Lenders that directly affects such Participant. Subject to paragraph (e) of this Section 11.7, the Borrower agrees that each Participant shall be entitled to the benefits of Section 3.5, Section 3.6, Section 3.7 and Section 3.10 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 11.7. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 11.9(a) as though it were a Lender, provided that such Participant agrees to be subject to Section 11.9(b) as though it were a Lender. Each Lender that sells a participation with respect to a Commitment or Loan to the Borrower shall, solely for the purposes of complying with the rules regarding registered form in the Internal Revenue Code, act as a non-fiduciary agent of the Borrower, maintaining a register on which it enters the name and address of each Participant and the principal amounts (and related interest amounts) of each Participant’s interest in the Commitment and/or Loan (the “Participant Register”). The entries in the Participant Register shall be conclusive, absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. No Lender shall be required to disclose the existence of, or any of the information contained in, any Participant Register maintained by it to the Borrower or any other Person unless requested in writing by the Borrower, and only to the Internal Revenue Service to the extent such disclosure is required in order to comply with the rules requiring registered form pursuant to the Internal Revenue Code.
(e)    Limitations upon Participant Rights. A Participant shall not be entitled to receive any greater payment under Section 3.6, Section 3.7 or Section 3.10 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.10 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 3.10(b) as though it were a Lender.

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(f)    Certain Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or other central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

11.8	Counterparts; Electronic Execution of Assignments
(a)    Counterparts. Each of the Loan Documents (other than the Notes) may be executed on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same agreement. It shall not be necessary in making proof of any Loan Document to produce or account for more than one counterpart signed by the party to be charged. A set of the copies of this Agreement signed by all of the parties hereto shall be lodged with each of the Borrower and the Administrative Agent. Any party to a Loan Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.
(b)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper‑based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.9	Set‑off and Sharing of Payments
(a)    In addition to any rights and remedies of the Lenders and the Issuer provided by law, upon the occurrence of an Event of Default under Section 9.1(a) or Section 9.1(b) or upon the acceleration of the Loans, each Lender and the Issuer shall have the right, without prior notice to the Borrower, any such notice being expressly waived by the Borrower, to set‑off and apply against any indebtedness or other liability, whether matured or unmatured, of the Borrower to such Lender or the Issuer arising under the Loan Documents, any amount owing from such Lender or the Issuer to the Borrower. To the extent permitted by applicable law, the aforesaid right of set‑off may be exercised by such Lender or the Issuer against the Borrower or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor of the Borrower, or against anyone else claiming through or against the Borrower or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receivers, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set‑off shall not have been exercised by such Lender or the Issuer prior to the making, filing or issuance of, service upon such Lender or the Issuer of, or notice to such Lender or the Issuer of, any petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Lender and the Issuer agree promptly to notify the Borrower and the Administrative Agent

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after each such set‑off and application made by such Lender or the Issuer, provided that the failure to give such notice shall not affect the validity of such set‑off and application.
(b)    If any Lender or the Issuer (each a “Benefited Lender”) shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set‑off, or otherwise) on account of its Loans or its Notes or the Reimbursement Obligations in excess of its pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations) of payments then due and payable on account of the Loans and Notes received by all the Lenders or the Reimbursement Obligations, such Lender or the Issuer, as the case may be, shall forthwith purchase, without recourse, for cash, from the other Lenders such participations in their Loans and Notes or the Reimbursement Obligations as shall be necessary to cause such purchasing Lender or the Issuer to share the excess payment with each of them according to their pro rata share (in accordance with the outstanding principal balance of all Loans or the Reimbursement Obligations), provided that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or the Issuer, such purchase from each Lender shall be rescinded and each such Lender shall repay to the purchasing Lender or the Issuer the purchase price to the extent of such recovery, together with an amount equal to such Lender’s pro rata share (according to the proportion of (i) the amount of such Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender or the Issuer) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered. The Borrower agrees, to the fullest extent permitted by law, that any Lender or the Issuer so purchasing a participation from another Lender pursuant to this Section 11.9 may exercise such rights to payment (including the right of set‑off) with respect to such participation as fully as if such Lender or the Issuer were the direct creditor of the Borrower in the amount of such participation.

11.10	Indemnity
(a)    The Borrower shall indemnify each Credit Party, each of the Joint Bookrunners and Joint Lead Arrangers named on the cover page hereof, and each Related Party thereof (each such Person being called an “Indemnified Person”) against, and hold each Indemnified Person harmless from, any and all losses, claims, damages, liabilities and related expenses, including the reasonable fees, charges and disbursements of any counsel for any Indemnified Person, incurred by or asserted against any Indemnified Person arising out of, in connection with, or as a result of (1) the execution or delivery of any Loan Document or any agreement or instrument contemplated thereby, the performance by the parties to the Loan Documents of their respective obligations thereunder or the consummation of the transactions contemplated hereby or any other transactions contemplated thereby, (1) any Loan or Letter of Credit or the use of the proceeds thereof, (1) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of the Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of the Subsidiaries or (1) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnified Person is a party thereto, provided that such indemnity shall not, as to any Indemnified Person, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted primarily from the gross negligence or willful

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misconduct of such Indemnified Person. Notwithstanding the above, the Borrower shall have no liability under clause (i) of this Section 11.10 to indemnify or hold harmless any Indemnified Person for any losses, claims, damages, liabilities and related expenses relating to income or withholding taxes or any tax in lieu of such taxes.
(b)    To the extent that the Borrower fails to promptly pay any amount required to be paid by it to the Administrative Agent under subsection (a) of this Section 11.10, each Lender severally agrees to pay to the Administrative Agent an amount equal to the product of such unpaid amount multiplied by (i) at any time when no Loans are outstanding, its Commitment Percentage, or if no Commitments then exist, its Commitment Percentage on the last day on which Commitments did exist, and (ii) at any time when Loans are outstanding (x) if the Commitments then exist, its Commitment Percentage or (y) if the Commitments have been terminated or otherwise no longer exist, the percentage equal to the fraction, (A) the numerator of which is the sum of such Lender’s Credit Exposure and (B) the denominator of which is the sum of the Aggregate Credit Exposure (in each case determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as applicable, was incurred by or asserted against the Administrative Agent in its capacity as such.
(c)    The obligations of the Borrower and the Lenders under this Section 11.10 shall survive the termination of the Commitments and the payment of the Loans and the Notes and all other amounts payable under the Loan Documents.
(d)    To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnified Person, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct and actual damages) arising out of, in connection with, or as a result of, any Loan Document or any agreement, instrument or other document contemplated thereby, the transactions contemplated hereby or any Loan or any Letter of Credit or the use of the proceeds thereof.

11.11	Governing Law
The Loan Documents and the rights and obligations of the parties thereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

11.12	Severability
Every provision of the Loan Documents is intended to be severable, and if any term or provision thereof shall be invalid, illegal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or enforceability of any such term or provision in any other jurisdiction.

11.13	Integration

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All exhibits to the Loan Documents shall be deemed to be a part thereof. Each Loan Document embodies the entire agreement and understanding between or among the parties thereto with respect to the subject matter thereof and supersedes all prior agreements and understandings between or among the parties thereto with respect to the subject matter thereof.

11.14	Treatment of Certain Information
(a)    Each Credit Party agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (1) to its Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors and other representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (1) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self‑regulatory authority, such as the National Association of Insurance Commissioners), (1) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (1) to any other party hereto, (1) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (1) subject to an agreement containing provisions substantially the same as those of this Section 1.14, to (A) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (B) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (1) to Gold Sheets and other similar bank trade publications, such information to consist of deal terms and other information customarily found in such publications, (1) with the consent of the Borrower or (1) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 11.14 or (y) becomes available to the Administrative Agent, any Credit Party or any of their respective Affiliates on a non‑confidential basis from a source other than the Borrower.
(b)    For purposes of this Section 11.14, “Information” means all information received from the Borrower or any of its Subsidiaries relating to the Borrower or any of its Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent or any other Credit Party on a non‑confidential basis prior to disclosure by the Borrower or any of its Subsidiaries.

11.15	Acknowledgments
The Borrower acknowledges that (a) it has been advised by counsel in the negotiation, execution and delivery of the Loan Documents, (b) by virtue of the Loan Documents, none of the Administrative Agent, the Issuer or any Lender has any fiduciary relationship to the Borrower, and the relationship between the Administrative Agent, the Issuer and the Lenders, on the one hand, and the Borrower, on the other hand, is solely that of debtor and creditor, and (c) by virtue of the Loan Documents, no joint venture exists among the Lenders or among the Borrower and the Lenders.

11.16	Consent to Jurisdiction

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The Borrower irrevocably submits to the non‑exclusive jurisdiction of any New York State or Federal Court sitting in the City of New York, Borough of Manhattan, over any suit, action or proceeding arising out of or relating to the Loan Documents. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. The Borrower agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

11.17	Service of Process
The Borrower agrees that process may be served against it in any suit, action or proceeding referred to in Section 11.16 by sending the same by first class mail, return receipt requested or by overnight courier service, with receipt acknowledged, to the address of the Borrower set forth in Section 11.2. The Borrower agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

11.18	No Limitation on Service or Suit
Nothing in the Loan Documents or any modification, waiver, or amendment thereto shall affect the right of the Administrative Agent, the Issuer or any Lender to serve process in any manner permitted by law or limit the right of the Administrative Agent, the Issuer or any Lender to bring proceedings against the Borrower in the courts of any jurisdiction or jurisdictions.

11.19	WAIVER OF TRIAL BY JURY
EACH OF THE CREDIT PARTIES AND THE BORROWER KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF, UNDER OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY. FURTHER, THE BORROWER HEREBY CERTIFIES THAT NO REPRESENTATIVE OR AGENT OF ANY OF THE CREDIT PARTIES, OR COUNSEL TO ANY OF THE CREDIT PARTIES, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT ANY OF THE CREDIT PARTIES WOULD NOT, IN THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO JURY TRIAL PROVISION. THE BORROWER ACKNOWLEDGES THAT THE CREDIT PARTIES HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION 11.19.

11.20	Effective Date
This Agreement shall become effective (the “Effective Date”) on and as of the Amended and Restated Effective Date (as such term is defined in Amendment No. 2 to, and as referred to in the definition of, the Existing 2011 Credit Agreement).

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11.21	Patriot Act Notice
Each Lender and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107‑56 (signed into law October 26, 2001), as amended from time to time) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act.

11.22	No Fiduciary Duty
The Borrower agrees that in connection with all aspects of the transactions contemplated hereby and any communications in connection therewith, the Borrower and its Affiliates, on the one hand, and the Credit Parties and the Joint Lead Arrangers and Joint Bookrunners named on the cover page hereof, and their respective Affiliates, on the other hand, will have a business relationship that does not create, by implication or otherwise, any fiduciary duty on the part of the Credit Parties and such Joint Lead Arrangers and Joint Bookrunners, or their respective Affiliates, and no such duty will be deemed to have arisen in connection with any such transactions or communications
[Balance of this Page is Intentionally Blank]

AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Credit Agreement to be executed on its behalf.
CVS CAREMARK CORPORATION

By:
Name:    Carol A. DeNale
Title:    Senior Vice President and Treasurer

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THE BANK OF NEW YORK MELLON,
as Administrative Agent, Issuer, Swing Line Lender and as a Lender

By:
Name:
Title:

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BANK OF AMERICA, N.A.,
as a Co-Documentation Agent and as a Lender

By:
Name:
Title:

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WELLS FARGO BANK, N.A.,
as a Co-Documentation Agent and as a Lender

By:
Name:
Title:

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BARCLAYS BANK PLC,
as a Lender

By:
Name:
Title:

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JPMORGAN CHASE BANK, N.A.,
as a Co-Syndication Agent and as a Lender

By:
Name:
Title:

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_______________________________, as a Lender

By:
Name:
Title:

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